     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2000
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                      KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

DELAWARE
  (State or other jurisdiction  4619
  of                            1321                            76-0380342
  incorporation or              (Primary Standard Industrial    (I.R.S. Employer
  organization)                 Classification Code Number)     Identification No.)

                                                             JOSEPH LISTENGART
1301 MCKINNEY STREET, SUITE 3400                      1301 MCKINNEY STREET, SUITE 3400
  HOUSTON, TEXAS 77010                                      HOUSTON, TEXAS 77010
  (713) 844-9500                                               (713) 844-9500
  (Address, including zip code, and telephone   (Address, including zip code, and telephone
  number, including area code, of registrant's  number, including area code, of registrant's
  principal executive offices)                         agent for service of process)

                             ---------------------
                                    Copy to:
                                 GARY W. ORLOFF
                         BRACEWELL & PATTERSON, L.L.P.
                     SOUTH TOWER PENNZOIL PLACE, SUITE 2900
                              711 LOUISIANA STREET
                           HOUSTON, TEXAS 77002-2781
                             PHONE: (713) 221-1306
                              FAX: (713) 221-2166
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company or there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES              AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
       TO BE REGISTERED            REGISTERED          PER UNIT(1)      OFFERING PRICE(1)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Floating Rate Senior Notes due
  2002........................    $200,000,000            100%            $200,000,000           $52,800
--------------------------------------------------------------------------------------------------------------
8% Senior Notes due 2005......    $200,000,000            100%            $200,000,000           $52,800
--------------------------------------------------------------------------------------------------------------
Total.........................                                                                  $105,600
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
                             ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 19, 2000.

                                  $400,000,000

                                      LOGO
                               OFFER TO EXCHANGE
                  FLOATING RATE EXCHANGE SENIOR NOTES DUE 2002
        FOR ANY AND ALL OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2002
                                      AND
                               OFFER TO EXCHANGE
                       8% EXCHANGE SENIOR NOTES DUE 2005
              FOR ANY AND ALL OUTSTANDING 8% SENIOR NOTES DUE 2005

                             ---------------------

    This prospectus, and accompanying Letters of Transmittal, relate to our proposed exchange offers. In one exchange offer, we are offering to exchange up to $200,000,000 aggregate principal amount of new floating rate senior notes due 2002, which we call the Floating Rate Exchange Notes, which will be freely transferable, for any and all outstanding floating rate senior notes due 2002, which we call the Original Floating Rate Notes, issued in a private offering on March 22, 2000 and which have certain transfer restrictions. In the other exchange offer, we are offering to exchange up to $200,000,000 aggregate principal amount of new 8% senior notes due 2005, which we call the 8% Exchange Notes, which will be freely transferable, for any and all outstanding 8% senior notes due 2005, which we call the Original 8% Notes, also issued in a private offering on March 22, 2000 and which have certain transfer restrictions.

    In this prospectus we sometimes refer to the Original Floating Rate Notes and the Original 8% Notes collectively as the Original Notes, the Floating Rate Exchange Notes and the 8% Exchange Notes collectively as the Exchange Notes and the Exchange Notes and the Original Notes collectively as the Notes.

    - Each Exchange Offer expires at 5:00 p.m., New York City time, on
                    , 2000, unless extended.

    - The terms of each series of Exchange Notes are substantially identical to the terms of the Original Notes of the same series, except that the Exchange Notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

    - All Original Notes of each series that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of Original Notes of each series may be withdrawn at any time prior to expiration of the Exchange Offer relating to that series of Original Notes.

    - We will not receive any proceeds from the Exchange Offers.

    - The exchange of Original Notes for Exchange Notes of the same series will not be a taxable event for United States federal income tax purposes.

    - Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers.

    - Original Notes not exchanged in the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture, but except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

                             ---------------------

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFERS.

                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying Letters of Transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

                             ---------------------

              The date of this prospectus is               , 2000.

                               TABLE OF CONTENTS

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                                                                PAGE
                                                                ----
Summary.....................................................       3
Risk Factors................................................      12
The Exchange Offers.........................................      16
Use of Proceeds.............................................      28
Unaudited Pro Forma Combined Statements of Income...........      29
Consolidated Ratios of Earnings to Fixed Charges............      31
Description of Notes........................................      32
Certain Federal Income Tax Considerations...................      46
Validity of the Exchange Notes..............................      51
Experts.....................................................      51
Where You Can Find More Information.........................      52
Information Regarding Forward-Looking Statements............      53
Annex A-Letter of Transmittal for Floating Rate Notes.......     A-1
Annex B-Letter of Transmittal for 8% Notes..................     B-1

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTUS MAY HAVE CHANGED SINCE THOSE DATES.

                                    SUMMARY

     This summary highlights information appearing in other sections of this prospectus. It may not contain all of the information that is important to you. This prospectus includes or incorporates by reference information about the notes, the exchange offers, our business and our financial and operating data. Before making an investment decision, we encourage you to read the entire prospectus carefully, including:

     - the "Risk Factors" section; and

     - the financial statements and the footnotes to those statements, which are incorporated by reference in this prospectus.

                      KINDER MORGAN ENERGY PARTNERS, L.P.

     We are a Delaware limited partnership formed in August 1992. We are the largest publicly-traded pipeline master limited partnership in the United States and have the second largest products pipeline system based on volumes delivered. Our operations are grouped into four reportable business segments. These segments and their major assets are as follows:

     - Pacific operations, consisting of:

          - approximately 3,300 miles of pipelines which transport over one million barrels per day of refined petroleum products to some of the faster growing population centers in the United States, including Los Angeles, San Diego and Orange County, California; the San Francisco Bay area; Las Vegas, Nevada and Tucson and Phoenix, Arizona;

          - 13 truck-loading terminals with an aggregate usable tankage capacity of approximately 8.2 million barrels; and

          - a 50% interest in the Colton Processing Facility, a petroleum pipeline transmix processing facility located in Colton, California;

     - Mid-Continent operations, consisting of products pipelines and joint venture projects including:

          - the North System, a 1,600 mile pipeline that transports natural gas liquids and refined petroleum products between south central Kansas and the Chicago area and various intermediate points, including eight terminals;

          - a 51% interest in Plantation Pipe Line Company, which owns and operates a 3,100 mile refined petroleum products pipeline system throughout the southeastern United States;

          - a 20% limited partner interest in Shell CO(2) Company, Ltd. which transports, markets and produces carbon dioxide for use in enhanced oil recovery operations in the continental United States; on March 9, 2000, we announced a definitive agreement to acquire the remaining 80% interest in Shell CO(2) Company;

          - the Cypress Pipeline, which transports natural gas liquids from Mont Belvieu, Texas to a major petrochemical producer in Lake Charles, Louisiana;

          - transmix operations, which include the processing and marketing of petroleum pipeline transmix along the Atlantic Coast via two transmix processing plants;

          - a 50% interest in the Heartland Pipeline Company, which ships refined petroleum products in the Midwest; and

          - the Painter Gas Processing Plant, a natural gas processing plant, fractionator and natural gas liquids terminal with truck and rail loading facilities; the Painter Plant is leased to BP Amoco under a long-term arrangement;

     - Natural gas operations, consisting of assets acquired in late 1999, including:

          - Kinder Morgan Interstate Gas Transmission LLC, which owns a 6,700 mile natural gas pipeline, including the Pony Express pipeline facilities, that extends from northwestern Wyoming east into Nebraska and Missouri and south through Colorado and Kansas;

          - a 66 2/3% interest in Trailblazer Pipeline Company, which transmits natural gas from Colorado through southeastern Wyoming to Beatrice, Nebraska; and

          - a 49% interest in Red Cedar Gathering Company, which gathers natural gas in La Plata County, Colorado and owns and operates a carbon dioxide processing plant;

       and

     - Bulk terminals, consisting of over 20 owned or operated bulk terminal facilities, including:

          - coal terminals located in Cora, Illinois; Paducah, Kentucky; Newport News, Virginia; Mount Vernon, Indiana; and Los Angeles, California;

          - petroleum coke terminals located on the lower Mississippi River and along the west coast of the United States; and

          - other bulk terminals handling alumina, cement, salt, soda ash, fertilizer and other dry bulk materials.

BUSINESS STRATEGY

     Management's objective is to operate Kinder Morgan Energy Partners as a low-cost, growth-oriented master limited partnership by:

     - reducing operating expenses;

     - better utilizing and expanding our asset base; and

     - making selective, strategic acquisitions that will increase unitholder distributions. Management has announced that we intend to spend approximately $1 billion for acquisitions annually.

     Kinder Morgan Energy Partners primarily transports and/or handles products for a fee and largely is not engaged in the purchase and resale of commodity products. As a result, Kinder Morgan Energy Partners does not face significant risks relating directly to shifts in commodity prices.

     Pacific Operations. We plan to continue to expand our presence in the rapidly growing refined products market in the western United States through incremental expansions of the Pacific operations and through acquisitions that increase unitholder distributions. In May 1999, we completed an expansion of our southern California products pipeline system. The expansion involved construction of 13 miles of 16-inch diameter pipeline from Carson, California to Norwalk, California, and increased the capacity of the West Line Southern California products pipeline system from 340,000 barrels per day to 520,000 barrels per day, an increase of over 50%.

     Mid-Continent Operations. Because the North system serves a relatively mature market, we intend to focus on increasing throughput within the system by remaining a reliable, cost-effective provider of transportation services and by continuing to increase the range of products transported and services offered. Management believes favorable demographics in the southeastern United States will serve as a platform for increased use and expansion of Plantation's pipeline system, which serves major metropolitan areas including Birmingham, Alabama; Atlanta, Georgia; Charlotte, North Carolina; and the Washington, D.C. area.

     For the Shell CO(2) Company, our Permian Basin strategy is to offer customers "one-stop shopping" for carbon dioxide supply, transportation and technical support service. Outside the Permian Basin, Shell CO(2) Company intends to compete aggressively for new supply and transportation projects. Management believes these projects will arise as other U.S. oil producing basins mature and make the transition from primary production to enhanced recovery methods. The acquisition of the transmix operations, in September 1999, strengthened our existing transmix processing business and added fee-based services related to our core refined products pipeline business.

     Natural Gas Operations. Kinder Morgan Interstate Gas Transmission also serves a stable, mature market, and thus we are focused on reducing costs and securing throughput for this pipeline. New measurement systems and other improvements will aid in managing expenses. We will explore expansion and storage opportunities to increase utilization levels. Shippers have expressed interest in expanding the Trailblazer Pipeline Company pipeline, which we will pursue if we can obtain commitments for the additional capacity. Red Cedar Gathering Company, a partnership with the Southern Ute Indian Tribe, is pursuing gathering and processing opportunities on tribal land.

     Bulk Terminals. We are dedicated to growing our bulk terminal business and have a target of investing $100 to $200 million annually in our bulk terminals business. We will make investments to expand and improve existing facilities, particularly those facilities that handle low-sulfur western coal. We will also consider making selective acquisitions that increase unitholder distributions. Additionally, we plan to design, construct and operate new facilities for current and prospective customers. Management believes we can use newly acquired or developed facilities to leverage our operational expertise and customer relationships.

     The address of our principal executive offices is 1301 McKinney Street, Suite 3400, Houston, Texas 77010 and our telephone number at this address is
(713) 844-9500. Our limited partner interests trade under the New York Stock Exchange symbol "KMP."

                              RECENT DEVELOPMENTS

TRANSFERRED ASSETS

     Effective December 31, 1999, Kinder Morgan, Inc. transferred over $700 million of assets to us for $330 million and the issuance of 9.81 million of our common units representing limited partner interests. We financed a portion of the $330 million through Kinder Morgan, Inc. which has been repaid. We agreed as part of the asset transfer to fund the $330 million through debt incurred by us and to not take certain actions with respect to the debt that could cause adverse tax consequences to Kinder Morgan, Inc. Assets included in the transfer were Kinder Morgan Interstate Gas Transmission LLC, formerly K N Interstate Gas Transmission Co., an additional 33 1/3% interest in Trailblazer Pipeline Company and a 49% interest in Red Cedar Gathering Company.

MILWAUKEE AND DAKOTA BULK TERMINALS

     On February 7, 2000, we announced our acquisition of all of the shares of the capital stock of Milwaukee Bulk Terminals, Inc. and Dakota Bulk Terminal, Inc., both Wisconsin corporations, for 574,172 units. The effective date of the acquisitions was January 1, 2000, and going forward from that date, we will include the activities of these two terminals as part of our bulk terminals business segment.

SHELL CO(2) COMPANY

     On March 9, 2000, we announced we had reached a definitive agreement to increase our interest in Shell CO(2) Company to 100% by acquiring a 78% limited partner interest and a 2% general partner interest from affiliates of Shell Exploration & Production Company. Previously, we owned a 20% limited partner interest in Shell CO(2) Company. The transaction price was $185.5 million. The closing occurred on April 5, 2000 and we changed the name of Shell CO(2) Company to Kinder Morgan CO(2) Company. Kinder Morgan CO(2) Company is the largest transporter and marketer of carbon dioxide in the United States, currently delivering approximately 400 million cubic feet per day. Carbon dioxide flooding is a proven technology for increasing the production of oil reserves.

                              THE EXCHANGE OFFERS

Registration Rights
  Agreement................  We sold $200 million in aggregate principal amount of Original Floating Rate Notes and $200 million in aggregate principal amount of Original 8% Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act through Goldman, Sachs & Co., Merrill Lynch & Co., Banc of America Securities LLC and First Union Securities, Inc., as initial purchasers. The initial purchasers and we entered into a registration rights agreement dated as of March 22, 2000 which grants the holders of the Original Notes certain exchange and registration rights. The Exchange Offers made hereby are intended to satisfy such exchange rights.

The Exchange Offers........  $1,000 principal amount of Floating Rate Exchange
                             Notes in exchange for each $1,000 principal amount of Original Floating Rate Notes and $1,000 principal amount of 8% Exchange Notes in exchange for each $1,000 principal amount of 8% Original Notes. As of the date hereof, $400 million aggregate principal amount of the Original Notes are outstanding. We will issue each series of Exchange Notes to holders on the earliest practicable date following the applicable Expiration Date.

Resales of the Exchange
  Notes....................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the Exchange Notes issued pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by a holder thereof, other than any such holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Each broker-dealer that receives Exchange Notes pursuant to an Exchange Offer in exchange for Original Notes of that series that such broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than Original Notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                             If we receive certain notices in the Letter of Transmittal, this Prospectus, as it may be amended or supplemented from time to time, may be used for the period described below by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us. We have agreed that, if we receive certain notices in the Letter of Transmittal, for a period of 180 days after the date on which the Registration Statement becomes effective, we will make this Prospectus available to any such broker-dealer for use in connection with any such resale.

                             Each Letter of Transmittal requires broker-dealers tendering Original Notes in an Exchange Offer to indicate whether such broker-dealer acquired the Original Notes for its own account as a result of market-making activities or other trading activities, other than Original Notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the Original Notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the Registration Statement past the consummation of the Exchange Offer or to allow the use of this Prospectus for such resales. See "The Exchange Offers -- Registration Rights" and "-- Resale of the Exchange Notes; Plan of Distribution."

Expiration Date............  Each Exchange Offer expires at 5:00 p.m., New York
                             City time, on             , 2000, unless we extend
                             an Exchange Offer in our sole discretion, in which case the term "Expiration Date" means the latest date and time to which that Exchange Offer is extended.

Conditions to the Exchange
Offers.....................  Each Exchange Offer is subject to certain conditions which we may waive. See "The Exchange Offers -- Conditions to the Exchange Offers."

Procedures for Tendering
the Original Notes.........  Each holder of Original Notes wishing to accept an
                             Exchange Offer must complete, sign and date the accompanying applicable Letter of Transmittal in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal together with the Original Notes and any other required documentation to the exchange agent identified below under "Exchange Agent" at the address set forth herein. By executing the Letter of Transmittal, a holder will make certain representations to us. See "The Exchange Offers -- Registration Rights" and
                             "-- Procedures for Tendering Original Notes."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such beneficial owner's behalf. See "The Exchange Offers -- Procedures for Tendering Original Notes."

Guaranteed Delivery
  Procedures...............  Holders of Original Notes who wish to tender their
                             Original Notes when those securities are not immediately available or who cannot deliver their Original Notes, the applicable Letter of Transmittal or any other documents required by that Letter of Transmittal to the exchange agent prior to the Expiration Date must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offers -- Procedures for Tendering Original
                             Notes -- Guaranteed Delivery."

Withdrawal Rights..........  Tenders of Original Notes pursuant to an Exchange
                             Offer may be withdrawn at any time prior to the applicable Expiration Date.

Acceptance of Original
Notes and Delivery of
  Exchange Notes...........  We will accept for exchange any and all Original
                             Notes that are properly tendered in the applicable Exchange Offer, and not withdrawn, prior to that Exchange Offer's Expiration Date. The Exchange Notes issued pursuant to an Exchange Offer will be issued on the earliest practicable date following our acceptance for exchange of Original Notes of that series. See "The Exchange Offers -- Terms of the Exchange Offers."

Exchange Agent.............  First Union National Bank is serving as exchange agent in connection with each Exchange Offer.

Federal Income Tax
  Considerations...........  We have received an opinion of counsel advising that the exchange of Original Notes for Exchange Notes of the same series pursuant to an Exchange Offer will not be treated as a taxable exchange for federal income tax purposes. See "Certain Federal Income Tax Considerations."

                            SUMMARY OF RISK FACTORS

- Pending Federal Energy Regulatory Commission and California Public Utilities Commission proceedings seek substantial refunds and reductions in tariff rates on some of our pipelines.

- We generally do not own the land on which our pipelines are constructed and we are subject to the possibility of increased costs for the loss of land use.

- Environmental regulation significantly affects our business.

- Competition could ultimately lead to lower levels of profits and lower our cash flow.

- Our rapid growth may cause difficulties integrating new operations.

- Our debt securities are subordinated to SFPP, L.P.'s debt.

- Our debt instruments may limit our financial flexibility.

- Restrictions on our ability to prepay SFPP, L.P.'s debt may limit our financial flexibility.

- There is no public market for the Notes and you cannot be sure an active trading market for the Notes will develop.

- The market value of your Original Notes may be lower if you do not exchange your Original Notes or fail to properly tender your Original Notes for exchange.

                SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

     Our summary historical consolidated income statement and balance sheet data shown below are derived from our financial statements and the notes to the financial statements.

     Our summary historical consolidated financial data should be read:

     - with the understanding that the current management of Kinder Morgan G.P., Inc. was elected after the acquisition of Enron Liquids Pipeline Company, the predecessor to Kinder Morgan G.P., Inc., in February 1997 and was unable to influence our activities prior to that date;

     - together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, incorporated in this prospectus by reference; and

     - together with our financial statements and their notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, incorporated in this prospectus by reference.

     Net income per unit before extraordinary charge is adjusted for the two-for-one split of units on October 1, 1997. Net income before extraordinary charge per unit was computed by dividing the net income before extraordinary charge allocated to holders of units by the weighted average number of units outstanding during the period. The Pacific operations' volumes reflect Kinder Morgan Energy Partners' acquisition of its Pacific operations on March 6, 1998. The Mid-Continent operations' volumes include only the volumes for the North system and the Cypress pipeline. The bulk terminals' transport volumes represent the volumes:

     - of the Cora terminal, excluding ship or pay volumes of 252 thousands tons for 1996;

     - of the Grand Rivers terminal from September 1997;
     - of Kinder Morgan Bulk Terminals, Inc. from July 1, 1998; and

     - of the Pier IX and Shipyard River terminals from December 18, 1998.

     The financial data for the year ended December 31, 1999, includes the results of operations for:

     - our increase to a 51% interest in Plantation Pipe Line Company from June 16, 1999;

     - Mid-Continent's transmix operations from September 10, 1999; and

     - our initial 33 1/3% interest in Trailblazer Pipeline Company from November 30, 1999.

     The financial data for the year ended December 31, 1999, includes the balance sheet data, but not the results of operations since these assets were acquired effective as of December 31, 1999, for:

     - Kinder Morgan Interstate Gas Transmission LLC;

     - our additional 33 1/3% interest in Trailblazer Pipeline Company; and

     - our 49% interest in Red Cedar Gathering Company.

     The financial data for the year ended December 31, 1998, includes the results of operations for:

     - the Pacific operations from March 6, 1998;

     - Kinder Morgan Bulk Terminals, Inc. from July 1, 1998; and

     - our 24% interest in Plantation Pipe Line Company from September 15, 1998.

                SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

                                                                YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------
                                                   1999         1998        1997       1996       1995
                                                ----------   ----------   --------   --------   --------
                                                   (IN THOUSANDS, EXCEPT PER UNIT AND OPERATING DATA)
INCOME AND CASH FLOW DATA:
Revenues......................................  $  428,749   $  322,617   $ 73,932   $ 71,250   $ 64,304
Cost of product sold..........................      16,241        5,860      7,154      7,874      8,020
Operating expense.............................     111,275       77,162     17,982     22,347     15,928
Fuel and power................................      31,745       22,385      5,636      4,916      3,934
Depreciation and amortization.................      46,469       36,557     10,067      9,908      9,548
General and administrative....................      35,612       39,984      8,862      9,132      8,739
                                                ----------   ----------   --------   --------   --------
Operating income..............................     187,407      140,669     24,231     17,073     18,135
Earnings from equity investments..............      42,918       25,732      5,724      5,675      5,755
Amortization of excess cost of equity
  investments.................................      (4,254)        (764)        --         --         --
Interest expense..............................     (54,336)     (40,856)   (12,605)   (12,634)   (12,455)
Interest income and other, net................      22,988       (5,992)      (353)     3,129      1,311
Income tax (provision) benefit................      (9,826)      (1,572)       740     (1,343)    (1,432)
                                                ----------   ----------   --------   --------   --------
Net income before extraordinary charge........     184,897      117,217     17,737     11,900     11,314
Extraordinary charge..........................      (2,595)     (13,611)        --         --         --
                                                ----------   ----------   --------   --------   --------
Net income....................................  $  182,302   $  103,606   $ 17,737   $ 11,900   $ 11,314
                                                ==========   ==========   ========   ========   ========
Net income per unit before extraordinary
  charge......................................  $     2.63   $     2.09   $   1.02   $   0.90   $   0.85
                                                ==========   ==========   ========   ========   ========
Net income per unit...........................  $     2.57   $     1.75   $   1.02   $   0.90   $   0.85
                                                ==========   ==========   ========   ========   ========
Per unit cash distribution paid...............  $     2.78   $     2.39   $   1.63   $   1.26   $   1.26
                                                ==========   ==========   ========   ========   ========
Additions to property, plant and equipment....  $   82,725   $   38,407   $  6,884   $  8,575   $  7,826

BALANCE SHEET DATA (AT PERIOD END):
Net property, plant and equipment.............  $2,578,313   $1,763,386   $244,967   $235,994   $236,854
Total assets..................................  $3,228,738   $2,152,272   $312,906   $303,603   $303,664
Long-term debt, including current portion.....  $1,198,301   $  611,571   $146,824   $160,211   $156,938
Partners' capital.............................  $1,774,798   $1,360,663   $150,224   $118,344   $123,116

OPERATING DATA:
Pacific operations -
    Mainline delivery volumes (thousands of
      barrels)................................     375,663      307,997         --         --         --
    Other delivery volumes (thousands of
      barrels)................................      10,025       17,957         --         --         --
Mid-Continent operations -
    Delivery volumes (thousands of barrels)...      50,124       44,783     46,309     46,601     41,613
Bulk terminals -
    Transport volumes (thousands of tons).....      39,190       24,016      9,087      6,090      6,486

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to other information contained or incorporated by reference in this prospectus. Realization of any of the following risks could have a material adverse effect on our business, financial condition, cash flows and results of operations.

PENDING FEDERAL ENERGY REGULATORY COMMISSION AND CALIFORNIA PUBLIC UTILITIES COMMISSION PROCEEDINGS SEEK SUBSTANTIAL REFUNDS AND REDUCTIONS IN TARIFF RATES ON SOME OF OUR PIPELINES.

     Some shippers on our pipelines have filed complaints with the Federal Energy Regulatory Commission and California Public Utilities Commission that seek substantial refunds and reductions in the tariff rates on our Pacific operations. Adverse decisions regarding these complaints could negatively impact our cash flow. Additional challenges to tariff rates could be filed with the Federal Energy Regulatory Commission and California Public Utilities Commission in the future.

     The complaints filed before the Federal Energy Regulatory Commission allege that pipeline tariff rates:

     - for the West line, serving southern California and Arizona, are not entitled to "grandfathered" status under the Energy Policy Act because "changed circumstances" may have occurred pursuant to the Energy Policy Act; and

     - for the East line, serving New Mexico and Arizona, are unjust and unreasonable.

An initial decision by the Federal Energy Regulatory Commission administrative law judge was issued on September 25, 1997. The initial decision determined that the Pacific operations' West line rates were grandfathered under the Energy Policy Act. The initial decision also included rulings that were generally adverse to the Pacific operations regarding certain cost of service issues for the East line.

     On January 13, 1999, the Federal Energy Regulatory Commission issued an opinion that affirmed, in major respects, the initial decision, but also modified parts of the decision that were adverse to us. We believe the effect of the opinion will be less than the amount that we have accrued as a reserve. Some of the complainants have appealed the Federal Energy Regulatory Commission's decision to the United States Court of Appeals for the District of Columbia Circuit.

     During the pendency of the above-referenced complaint proceeding, some shippers filed complaints that predominantly attack the pipeline tariff rates of the Pacific operations, contending that the rates are not just and reasonable under the Interstate Commerce Act and should not be entitled to "grandfathered" status under the Energy Policy Act. These complaints cover rates for service on the pipeline systems serving:

     - southern California and Arizona;

     - northern California and Nevada; and

     - Oregon.

The complaints seek substantial reparations for alleged overcharges during the years in question and request prospective rate reduction on each of the challenged facilities. These complaints were suspended pending final disposition of the Federal Energy Regulatory Commission's January 13, 1999, decision, but are expected to proceed to hearing at some point in the future. In January 2000, several of the shippers amended and restated their complaints challenging the tariff rates of the Pacific operations. We are vigorously defending the amended and restated complaints as we have defended the previous round of complaints.

     The complaints filed before the California Public Utilities Commission challenge the rates charged for intrastate transportation of refined petroleum through the Pacific operations' pipeline system in California. On August 6, 1998, the California Public Utilities Commission issued its decision dismissing the complainants' challenge to SFPP, L.P.'s intrastate rates. On June 24, 1999, the California Public Utilities Commission granted limited rehearing of its August 1998 decision for the purpose of:

     - addressing the proper ratemaking treatment for partnership tax expenses;

     - the calculation of environmental costs; and

     - the public utility status of SFPP, L.P.'s Sepulveda line and its Watson Station gathering enhancement facilities.

In pursuing these rehearing issues, the complainants seek prospective rate reductions aggregating approximately $10 million per year.

WE GENERALLY DO NOT OWN THE LAND ON WHICH OUR PIPELINES ARE CONSTRUCTED AND WE ARE SUBJECT TO THE POSSIBILITY OF INCREASED COSTS FOR THE LOSS OF LAND USE.

     We generally do not own the land on which our pipelines are constructed. Instead, we obtain the right to construct and operate the pipelines on other people's land for a period of time. If we were to lose these rights, our business could be affected negatively.

     Southern Pacific Transportation Company has allowed us to construct and operate a significant portion of our Pacific operations' pipeline under their railroad tracks. Southern Pacific Transportation Company and its predecessors were given the right to construct their railroad tracks under federal statutes enacted in 1871 and 1875. The 1871 statute was thought to be an outright grant of ownership that would continue until the land ceased to be used for railroad purposes. Two United States Circuit Courts, however, ruled in 1979 and 1980 that railroad rights-of-way granted under laws similar to the 1871 statute provide only the right to use the surface of the land for railroad purposes without any right to the underground portion. If a court were to rule that the 1871 statute does not permit the use of the underground portion for the operation of a pipeline, we may be required to obtain permission from the land owners in order to continue to maintain the pipelines. Although no assurance can be given, we believe we could obtain that permission over time at a cost that would not negatively affect us.

     Whether we have the power of eminent domain for our pipelines varies from state to state depending upon the type of pipeline - petroleum liquids, natural gas or carbon dioxide - and the laws of the particular state. Our inability to exercise the power of eminent domain could negatively affect our business if we were to lose the right to use or occupy the property on which our pipelines are located.

ENVIRONMENTAL REGULATION SIGNIFICANTLY AFFECTS OUR BUSINESS.

     Our business operations are subject to federal, state and local laws and regulations relating to environmental protection. If an accidental leak or spill of liquid petroleum products occurs from our pipelines or at our storage facilities, we may have to pay a significant amount to clean up the leak or spill. The resulting costs and liabilities could negatively affect our level of cash flow. Although we cannot predict the impact of Environmental Protection Agency standards or future environmental measures, our costs could increase significantly if environmental laws and regulations become stricter. Since the costs of environmental regulation are already significant, additional regulation could negatively affect our business.

COMPETITION COULD ULTIMATELY LEAD TO LOWER LEVELS OF PROFITS AND LOWER OUR CASH FLOW.

     Competition could ultimately lead to lower levels of profits and lower our cash flow. Propane competes with electricity, fuel, oil and natural gas in the residential and commercial heating market. In the engine fuel market, propane competes with gasoline and diesel fuel. Butanes and natural gasoline used in motor gasoline blending and isobutane used in premium fuel production compete with alternative products. Natural gas liquids used as feed stocks for refineries and petrochemical plants compete with alternative feed stocks. The availability and prices of alternative energy sources and feed stocks significantly affect demand for natural gas liquids.

     Pipelines are generally the lowest cost method for intermediate and long-haul overland product movement. Accordingly, the most significant competitors to our pipelines are:

     - proprietary pipelines owned and operated by major oil companies in the areas where our pipelines deliver products;

     - refineries within the market areas served by our pipelines; and

     - trucks.

     Additional pipelines may be constructed in the future to serve specific markets now served by our pipelines. Trucks competitively deliver products in certain markets. Recently, major oil companies have increased the usage of trucks, resulting in minor but notable reductions in product volumes delivered to certain shorter-haul destinations, primarily Orange County and Colton, California served by the South and West lines of the Pacific operations.

     We cannot predict with certainty whether this trend towards increased short-haul trucking will continue in the future. Demand for terminaling services varies widely throughout the pipeline system. Certain major petroleum companies and independent terminal operators directly compete with us at several terminal locations. At those locations, pricing, service capabilities and available tank capacity control market share.

     Our ability to compete also depends upon general market conditions, which may change. We conduct our operations without the benefit of exclusive franchises from government entities. We provide common carrier transportation services through our pipelines at posted tariffs and almost always without long-term contracts for transportation service with customers. Demand for transportation services for refined petroleum products is primarily a function of:

     - total and per capita fuel consumption;

     - prevailing economic and demographic conditions;

     - alternate modes of transportation;

     - alternate product sources; and

     - price.

OUR RAPID GROWTH MAY CAUSE DIFFICULTIES INTEGRATING NEW OPERATIONS.

     Part of our business strategy includes acquiring additional businesses that will allow us to increase distributions to unitholders. During the period from December 31, 1996 to December 31, 1999, we made several acquisitions that increased our asset base and our net income over ten times. We believe that we can profitably combine the operations of acquired businesses with our existing operations. However, unexpected costs or challenges may arise whenever businesses with different operations and management are combined. Successful business combinations require management and other personnel to devote significant amounts of time to integrating the acquired business with existing operations. These efforts may temporarily distract their attention from day-to-day business, the development or acquisition of new properties and other business opportunities. In addition, the management of the acquired business often will not join our management team. The change in management may make it more difficult to integrate an acquired business with our existing operations.

OUR DEBT SECURITIES ARE SUBORDINATED TO SFPP, L.P.'S DEBT.

     Since SFPP, L.P. cannot guarantee the Notes, the Notes will be effectively subordinated to all debt of SFPP, L.P. If SFPP, L.P. defaults on its debt, the holders of the Notes would not receive any money from SFPP, L.P. until SFPP, L.P. repaid its debt in full. SFPP, L.P. is the operating partnership that owns our Pacific operations. See "Description of Notes."

OUR DEBT INSTRUMENTS MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     The instruments governing our debt contain restrictive covenants that may prevent us from engaging in certain beneficial transactions. The agreements governing our debt generally require us to comply with various affirmative and negative covenants, including the maintenance of certain financial ratios and restrictions on:

     - incurring additional debt;

     - entering into mergers, consolidations and sales of assets; and

     - granting liens.

     The instruments governing any additional debt incurred to refinance our debt may also contain similar restrictions.

RESTRICTIONS ON OUR ABILITY TO PREPAY SFPP, L.P.'S DEBT MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     SFPP, L.P. is subject to restrictions with respect to its debt that may limit our flexibility in structuring or refinancing existing or future debt. These restrictions include the following:

     - before December 15, 2002, we may prepay SFPP, L.P.'s first mortgage notes with a make-whole prepayment premium; and

     - we agreed as part of the acquisition of the Pacific operations to not take certain actions with respect to $190 million of SFPP, L.P.'s first mortgage notes that would cause adverse tax consequences for the prior general partner of SFPP, L.P.

THERE IS NO PUBLIC MARKET FOR THE NOTES AND YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE NOTES WILL DEVELOP.

     The Original Notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the Original Notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. There can be no assurance, even following registration or exchange of the Original Notes for Exchange Notes, that an active trading market for the Original Notes or the Exchange Notes will exist. At the time of the private placement of the Original Notes, the initial purchasers advised us that they intended to make a market in the Original Notes and, if issued, the Exchange Notes. However, the initial purchasers are not obligated to make a market in the Original Notes or the Exchange Notes, and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. No assurance can be given as to the liquidity of or trading market for the Original Notes or the Exchange Notes.

     The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors.

THE MARKET VALUE OF YOUR ORIGINAL NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES OR FAIL TO PROPERLY TENDER YOUR ORIGINAL NOTES FOR EXCHANGE.

     CONSEQUENCES OF FAILURE TO EXCHANGE. To the extent that Original Notes are tendered and accepted for exchange pursuant to the Exchange Offers, the trading market for Original Notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Original Notes not tendered for exchange. The extent of the market and the availability of price quotations for Original Notes would depend upon a number of factors, including the number of holders of Original Notes of each series remaining at such time and the interest in maintaining a market in such Original Notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Original Notes of a series that are not exchanged in the Exchange Offers may be affected adversely to the extent that the amount of Original Notes exchanged pursuant to the Exchange Offers reduces the float. The reduced float also may tend to make the trading price of the Original Notes of a series that are not exchanged more volatile.

     CONSEQUENCES OF FAILURE TO PROPERLY TENDER. Issuance of the Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offers -- Conditions to the Exchange Offers" and only after timely receipt by the exchange agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. Original Notes that may be tendered in the Exchange Offers but which are not validly tendered will, following the consummation of the Exchange Offers, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to such Original Notes.

                              THE EXCHANGE OFFERS

REGISTRATION RIGHTS

     At the closing of the offering of the Original Notes, we entered into the registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the Original Notes, at our cost,

     - within 90 days after the date of the original issuance of the Original Notes, to file an exchange offer registration statement with the SEC with respect to the Exchange Offers for the Exchange Notes, and

     - to use our reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date of original issuance of the Original Notes.

     Upon the exchange offer registration statement being declared effective, we agreed to offer the Exchange Notes in exchange for surrender of the Original Notes. We agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offers is mailed to the holders of the Original Notes.

     For each Original Note surrendered to us pursuant to its Exchange Offer, the holder of such Original Note will receive an Exchange Note of the same series having a principal amount equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such Original Note, from the date of its original issue. The registration rights agreement also provides an agreement to include in the prospectus for the Exchange Offers certain information necessary to allow a broker-dealer who holds Original Notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Original Notes acquired directly from us or one of our affiliates) to exchange such Original Notes pursuant to the Exchange Offers and to satisfy the prospectus delivery requirements in connection with resales of Exchange Notes received by such broker-dealer in the Exchange Offers. We agreed to maintain the effectiveness of the registration statement for these purposes for 90 days after the consummation of the Exchange Offers.

     The preceding agreement is needed because any broker-dealer who acquires Original Notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the Exchange Notes pursuant to the Exchange Offers made hereby and the resale of Exchange Notes received in an Exchange Offer by any broker-dealer who held Original Notes of the same series acquired for its own account as a result of market-making activities or other trading activities other than

Original Notes acquired directly from us or one of our affiliates.

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the Exchange Notes would in general be freely tradeable after the Exchange Offers without further registration under the Securities Act. However, any purchaser of Original Notes who is an "affiliate" of ours or who intends to participate in an Exchange Offer for the purpose of distributing the related Exchange Notes (1) will not be able to rely on the interpretation of the staff of the SEC, (2) will not be able to tender its Original Notes in the applicable Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Original Notes (other than certain specified holders) who wishes to exchange Original Notes for Exchange Notes of the same series in an Exchange Offer will be required to make certain representations, including that (1) it is not an affiliate of ours, (2) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (3) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the Exchange Offers, or if for any other reason the Exchange Offers are not consummated within 180 days of the date of issuance and sale of the Original Notes, or the Exchange Offers are not available to any initial purchasers based upon an opinion of counsel,we will, at our cost,

     - as promptly as practicable, file a shelf registration statement (which may be an amendment of the registration statement of which this prospectus is a part) covering resales of the Original Notes,

     - use all reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

     - use all reasonable efforts to keep effective the shelf registration statement until two years after its effective date, or, if Rule 144(k) under the Securities Act is amended to provide a shorter restricted period, such shorter period, or until all Original Notes have been sold.

     We will, in the event of the filing of a shelf registration statement, (1) provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, (2) notify each such holder when the shelf registration statement for the Original Notes has become effective, and
(3) take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder of Original Notes that sells such Original Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder, including certain indemnification obligations. In addition, each holder of the Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Original Notes included in the shelf registration statement and to benefit from the provisions regarding additional interest set forth in the following paragraph.

     We will pay additional interest on the Original Notes upon the occurrence of any of the following events:

     - if the exchange offer registration statement or shelf registration statement is not filed within 90 days following the date of original issuance of the Original Notes, then commencing on the 91st day after the date of original issuance of the Original Notes, additional interest shall accrue on the Original Notes over and above the otherwise applicable interest rate at a rate of .25% per year;

     - if an exchange offer registration statement or a shelf registration statement is filed and is not declared effective within 180 days following the date of original issuance of the Original Notes, then commencing on the 181st day after the date of original issuance of the Original Notes, additional interest shall accrue on the Original Notes over and above the otherwise applicable interest rate at a rate of .25% per year; or

     - if either:

          (A) we have not issued Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 business days after the date on which the exchange offer registration statement was declared effective; or

          (B) the shelf registration statement has been declared effective but such shelf registration statement ceases to be effective at any time:

               (1) prior to the expiration of the second anniversary of the closing date, or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period, and

               (2) while any registrable securities are outstanding, then additional interest shall accrue on the Original Notes over and above the otherwise applicable interest rate at a rate of .25% per year commencing on the 46th business day after such effective date, in the case of (A) above, or the day such shelf registration statement ceases to be effective, in the case of (B) above.

     The foregoing circumstances under which we may be required to pay additional interest are not cumulative. In no event will the additional interest rate on the Original Notes exceed .25% per year. Further, any additional interest will cease to accrue when all of the events described above have been cured or upon the expiration of the second anniversary of the date of original issuance of the Original Notes, or, if Rule 144(k) is amended to provide a shorter restrictive period, the shorter period. For purposes of clarifying the foregoing provisions, the registration rights agreement states that additional interest shall not accrue at any time that there are no registrable securities outstanding. The receipt of additional interest will be the sole monetary remedy available to a holder if we fail to meet these obligations.

     This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     Except as set forth above, after consummation of an Exchange Offer, holders of Original Notes which are the subject of an Exchange Offer have no registration or exchange rights under the registration rights agreement. See
"-- Consequences of Failure to Exchange," and "-- Resale of the Exchange Notes; Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Original Notes which are not exchanged for Exchange Notes of the same series pursuant to an Exchange Offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. Accordingly, such Original Notes may only be resold

          (1) to us, upon redemption thereof or otherwise,

          (2) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

          (3) in an offshore transaction in accordance with Regulation S under the Securities Act,

          (4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

          (5) in reliance on another exemption from the registration requirements of the Securities Act, or

          (6) pursuant to an effective registration statement under the Securities Act.

     In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

     To the extent Original Notes are tendered and accepted in the Exchange Offers, the principal amount of outstanding Original Notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the Original Notes could be adversely affected. See "Risk Factors -- Consequences to Non-Tendering Holders of Original Notes."

TERMS OF THE EXCHANGE OFFERS

     Upon the terms and subject to the conditions set forth in this prospectus and in the respective Letters of Transmittal, copies of which are attached to this prospectus as Annex A and Annex B, respectively, we will accept any and all Original Notes validly tendered and not withdrawn prior to the applicable Expiration Date. We will issue $1,000 principal amount of Floating Rate Exchange Notes in exchange for each $1,000 principal amount of Original Floating Rate Notes accepted in the Exchange Offer, and we will issue $1,000 principal amount of 8% Exchange Notes in exchange for each $1,000 principal amount of Original 8% Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the respective Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the Floating Rate Exchange Notes and the 8% Exchange Notes are the same as the form and terms of the Original Floating Rate Notes and the Original 8% Notes, respectively, except that

     - the Exchange Notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     - except as otherwise described above, holders of the Exchange Notes will not be entitled to the rights of holders of Original Notes under the registration rights agreement.

     The Exchange Notes will evidence the same debt as the Original Notes which they replace, and will be issued under, and be entitled to the benefits of, the Indenture which governs all of the Notes.

     Solely for reasons of administration and for no other purpose, we have
fixed the close of business on             , 2000 as the record date for the
Exchange Offers for purposes of determining the persons to whom this prospectus and the Letter of Transmittal designated for such Notes will be mailed initially. Only a registered holder of

Original Notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the Indenture may participate in an Exchange Offer. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the relevant Exchange Offer.

     Holders of the Original Notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the Exchange Offers. We intend to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the Original Notes for the purposes of receiving the Exchange Notes. The Exchange Notes delivered pursuant to the Exchange Offers will be issued on the earliest practicable date following the acceptance for exchange of Original Notes by us.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the applicable Expiration Date.

     Holders who tender Original Notes in the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal designated for such Original Notes, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offers. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to each Exchange Offer, shall mean
5:00 p.m., New York City time, on           , 2000, unless we, in our sole
discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which that Exchange Offer is extended.

     In order to extend an Exchange Offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of that Exchange Offer.

     We reserve the right, in our sole discretion,

          (1) to delay accepting any Original Notes,

          (2) to extend either or both Exchange Offers,

          (3) if any of the conditions set forth below under " -- Conditions to the Exchange Offers" have not been satisfied, to terminate either or both Exchange Offers, or

          (4) to amend the terms of an Exchange Offer in any manner.

     We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

     Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If an Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes. That Exchange Offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of these Exchange Offers, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     TENDERS OF ORIGINAL NOTES. The tender by a holder of Original Notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the Exchange Offer applicable to such Notes. Our acceptance for exchange of Original Notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the Exchange Offer applicable to such Original Notes. Only holders are authorized to tender their Original Notes. The procedures by which Original Notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Original Notes are held.

     DTC has authorized DTC participants that are beneficial owners of Original Notes through DTC to tender their Original Notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the applicable Letter of Transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

     TENDER OF ORIGINAL NOTES HELD IN PHYSICAL FORM. To tender effectively Original Notes held in physical form pursuant to an Exchange Offer,

     - a properly completed Letter of Transmittal applicable to such Notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the Letter of Transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered Original Notes must be received by the exchange agent at such address (or delivery effected through the deposit of Original Notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date of that Exchange Offer, or

     - the tendering holder must comply with the guaranteed delivery procedures set forth below.

     LETTERS OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND SHOULD NOT BE SENT TO US.

     TENDER OF ORIGINAL NOTES HELD THROUGH A CUSTODIAN. To tender effectively Original Notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the Original Notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's Original Notes to effect the tender.

     TENDER OF ORIGINAL NOTES HELD THROUGH DTC. To tender effectively Original Notes that are held through DTC, DTC participants should either

     - properly complete and duly execute the Letter of Transmittal applicable to such Notes (or a facsimile thereof), and any other documents required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

     - transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

     Delivery of tendering Original Notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING ORIGINAL NOTES AND DELIVERING LETTERS OF TRANSMITTAL. EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE APPLICABLE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     Except as provided below, unless the Original Notes being tendered are deposited with the exchange agent on or prior to the applicable Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of Exchange Notes for Original Notes of the same series will be made only against deposit of the tendered Original Notes and delivery of all other required documents.

     BOOK-ENTRY DELIVERY PROCEDURES. The exchange agent will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offers within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Original Notes may be effected through book-entry at DTC, the applicable Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the applicable Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Original Notes and that such participant has received the applicable Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and we may enforce such agreement against such participant.

     SIGNATURE GUARANTEES. Signatures on all Letters of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered thereby are tendered
(1) by a registered holder of Original Notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Original Notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery

Instructions" on the Letter of Transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the Letters of Transmittal. If the Original Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the Letters of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender Original Notes pursuant to an Exchange Offer and time will not permit the applicable Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date of that Exchange Offer, such Original Notes may nevertheless be tendered if all the following conditions are satisfied:

          (1) the tender is made by or through an Eligible Institution;

          (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

          (3) the certificates for the tendered Original Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Original Notes into the exchange agent's account at DTC as described above), together with the applicable Letter of Transmittal (or facsimile thereof), property completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the exchange agent within two business days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, delivery of Exchange Notes by the exchange agent for Original Notes of the same series tendered and accepted for exchange pursuant to an Exchange Offer will, in all cases, be made only after timely receipt by the exchange agent of such Original Notes (or Book-Entry Confirmation of the transfer of such Original Notes into the exchange agent's account at DTC as described above), and the applicable Letter of Transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, would be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The interpretation of the terms and conditions of our Exchange Offers (including the instructions in the Letters of Transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any Original Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Original Notes are submitted in a principal amount greater than the principal amount of Original Notes being tendered by such tendering holder, such unaccepted or non-exchanged Original Notes will either be

          (1) returned by the exchange agent to the tendering holders, or

          (2) in the case of Original Notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

     By tendering, each registered holder will represent to us that, among other things,

          (1) the Exchange Notes to be acquired by the holder and any beneficial owner(s) of the Original Notes in connection with the applicable Exchange Offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

          (2) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes,

          (3) the holder and each beneficial owner acknowledge and agree that
     (x) any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under "-- Resale of the Exchange Notes; Plan of Distribution," and (y) any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes of the same series pursuant to the Exchange Offer must delivery a prospectus in connection with any resale of such Exchange Notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act,

          (4) neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

          (5) the holder and each beneficial owner understands, that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes of the same series, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "-- Resale of the Exchange Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes pursuant to an Exchange Offer may be withdrawn, unless therefore accepted for exchange as provided in the applicable Exchange Offer, at any time prior to the Expiration Date of that Exchange Offer.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date of that Exchange Offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the Original Notes to be withdrawn,

     - identify the Original Notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the Original Notes (unless such Original Notes were tendered by book-entry transfer), and aggregate principal amount of such Original Notes, and

     - be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the Indenture register the transfer of the Original Notes into the name of the person withdrawing such Original Notes.

     If Original Notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn Original Notes and must otherwise comply with such book-entry transfer facility's procedures.

     If the Original Notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of Original Notes can only be accomplished in accordance with these procedures.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of Original Notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of that Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are retendered. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Original Notes" at any time prior to the Expiration Date of that Exchange Offer.

     Any Original Notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the applicable Exchange Offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the applicable Letter of Transmittal, as soon as practicable following the Expiration Date of that Exchange Offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFERS

     Neither Exchange Offer shall be subject to any conditions, other than that

          (1) the SEC has issued an order or orders declaring the Indenture governing the Notes qualified under the Trust Indenture Act of 1939,

          (2) the Exchange Offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

          (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to that Exchange Offer, which, in our judgment, might impair our ability to proceed with that Exchange Offer,

          (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the Exchange Offer, or

          (5) there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the Exchange Offer.

     If we determine in our sole discretion that any of the conditions to an Exchange Offer are not satisfied, we may

          (1) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders,

          (2) extend the Exchange Offer and retain all Original Notes tendered prior to the Expiration Date applicable to that Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes
     (see"-- Withdrawal of Original Tenders"), or

          (3) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Original Notes which have not been withdrawn.

     If such waiver constitutes a material change to the applicable Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend that Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to 10 business day period.

EXCHANGE AGENT

     First Union National Bank, the trustee under the indenture governing the Notes, has been appointed as exchange agent for the Exchange Offers. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letters of Transmittal and requests for Notices of Guaranteed Delivery and other documents should be directed to the exchange agent addressed as follows:

                                    By Mail:
                           First Union National Bank
                    First Union Customer Information Center
                      Corporate Trust Operations -- NC1153
                     1525 West W.T. Harris Boulevard -- 3C3
                              Charlotte, NC 28288
                             Attention: Mike Klotz

                                 By Facsimile:
                                 (704) 590-7628

                                   Confirm by
                                   Telephone:
                                 (704) 590-7408

                                    By Hand:
                           First Union National Bank
                    First Union Customer Information Center
                      Corporate Trust Operations -- NC1153
                     1525 West W.T. Harris Boulevard -- 3C3
                            Charlotte, NC 28262-1153
                             Attention: Mike Klotz

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the partnership, the general partner and its affiliates.

     No dealer-manager has been retained in connection with the Exchange Offers and no payments will be made to brokers, dealers or others soliciting acceptance of the Exchange Offers. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     We estimate that our out of pocket expenses for the Exchange Offers will be
approximately $          . Such expenses include fees and expenses of the
exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the Original Notes pursuant to the Exchange Offers. If, however, a transfer tax is imposed for any reason other than the exchange of the Original Notes pursuant to the applicable Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Original Notes of the same series and no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offers will be amortized over the term of the applicable Exchange Notes.

RESALE OF THE EXCHANGE NOTES; PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes of the same series where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date of an Exchange Offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until             , 2000
(90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions

          (1) in the over-the-counter market,

          (2) in negotiated transactions,

          (3) through the writing of options on the Exchange Notes or a combination of such methods of resale,

          (4) at market prices prevailing at the time of resale,

          (5) at prices related to such prevailing market prices, or

          (6) at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes.

     Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date of an Exchange Offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Notes approved in writing by the holders of a majority in aggregate principal amount of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) required to use this prospectus in connection with their resale of Exchange Notes as described above against certain liabilities, including liabilities under the Securities Act.

                                USE OF PROCEEDS

     The Exchange Offers are intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes offered by this prospectus. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Original Notes of the same series in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except as otherwise described herein under "The Exchange Offers -- Terms of the Exchange Offers." The Original Notes surrendered in exchange for the Exchange Notes of the same series will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our indebtedness.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

     The following unaudited pro forma combined statements of income have been prepared from our historical financial statements to give effect to:

     - our acquisition from Kinder Morgan, Inc. effective as of December 31, 1999, of Kinder Morgan Interstate Gas Transmission LLC, a 33 1/3% interest in Trailblazer Pipeline Company and a 49% interest in Red Cedar Gathering Company in exchange for 9,810,000 common units and $330 million in cash; and

     - our acquisition from Columbia Gulf Transmission Company on November 30, 1999, of a 33 1/3% interest in Trailblazer Pipeline Company for $37.6 million in cash.

     The unaudited pro forma combined statements of income reflect adjustments as if the above acquisitions had occurred on January 1, 1999. The pro forma adjustments reflected in the accompanying unaudited pro forma combined statements of income were prepared using the purchase method of accounting. The pro forma adjustments are based on preliminary estimates, contractual obligations and certain assumptions that we believe are reasonable under the circumstances.

     The column entitled "Kinder Morgan Energy Partners Historical" includes earnings from equity investments from our 33 1/3% interest in Trailblazer Pipeline Company acquired on November 30, 1999.

     The column entitled "Acquired Assets Historical" consists of the historical results of operations of Kinder Morgan Interstate Gas Transmission LLC, a
33 1/3% equity interest in Trailblazer Pipeline Company and a 49% equity interest in Red Cedar Gathering Company for the year ended December 31, 1999.

     The Trailblazer consolidating adjustments consist of the adjustments required to consolidate the results of operations of Trailblazer.

     The pro forma adjustments to operating expenses and general and administrative expenses reflect reductions that are contractually guaranteed under the terms of an agreement whereby Kinder Morgan, Inc. will continue to operate, on our behalf, Kinder Morgan Interstate Gas Transmission LLC.

     The pro forma adjustments to depreciation and amortization reflect:

     - the reductions in estimated depreciation expense as a result of the reduced cost of property, plant and equipment; and

     - an adjustment to include a full year of depreciation for Kinder Morgan Interstate Gas Transmission LLC, because Kinder Morgan Interstate Gas Transmission LLC was accounted for as a discontinued operation by Kinder Morgan, Inc. for a portion of 1999.

     The pro forma adjustments to the amortization of excess cost of equity investments reflect the amortization of the excess cost of our investment in Red Cedar Gathering Company over our share of the book value of the underlying net assets of Red Cedar Gathering Company.

     The pro forma adjustment to interest, net reflects the reversal of Kinder Morgan Interstate Gas Transmission LLC's historical interest expense and the incremental interest expense on the additional $367.6 million in debt incurred with respect to the acquisitions at a rate of 6.17%, our average borrowing rate for 1999.

     The pro forma adjustments to minority interest, general partner's interest in net income and limited partners' net income give effect to the allocation of pro forma net income to the general partner and the limited partners resulting from the utilization of partnership sharing ratios.

     The general partner's interest in net income includes incentive distributions the general partner would have received based on total distributions. These incentive distributions are greater under the pro forma statements due to our announced $0.05 increase in per unit quarterly distributions resulting from cash flow attributable to all of the acquired interests and the issuance of the 9,810,000 common units to Kinder Morgan, Inc. as consideration for the acquired interests.

     The pro forma adjustment to income tax benefit (expense) reflects the reversal of Kinder Morgan Interstate Gas Transmission LLC's historical income tax expense.

     Merger-related and severance costs in the column entitled "Acquired Assets Historical" are non-recurring, allocated expenses related to the acquisition by K N Energy, Inc. of Kinder Morgan, Inc. These non-recurring expenses have been reversed in the column entitled "Pro Forma Adjustments" as they are unrelated to the financial performance of the acquired assets and unrelated to the transfer of the acquired assets from Kinder Morgan, Inc. to Kinder Morgan Energy Partners.

     The unaudited pro forma combined statements of income do not purport to present the results of operations of Kinder Morgan Energy Partners had the assumed acquisitions and assumed events occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not give effect to any operating efficiencies or cost savings that may be realized as a result of the acquisitions, primarily related to reduction of duplicative operating, general and administrative expenses, other than those cost savings which are contractually guaranteed.

     The unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements, including the related notes which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, incorporated by reference.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                  KINDER MORGAN
                                                     ENERGY        ACQUIRED     TRAILBLAZER
                                                    PARTNERS        ASSETS     CONSOLIDATING               PRO FORMA    PRO FORMA
                                                   HISTORICAL     HISTORICAL    ADJUSTMENTS    COMBINED   ADJUSTMENTS   COMBINED
                                                  -------------   ----------   -------------   --------   -----------   ---------
Revenues........................................    $428,749       $113,207       $33,711      $575,667    $     --     $575,667
Costs and expenses
 Operating expenses.............................     143,107         37,333         2,827      183,267      (12,514)     170,753
 Depreciation and amortization..................      46,469         16,985        16,973       80,427       (4,710)      75,717
 General and administrative.....................      35,612          9,566            --       45,178       (3,516)      41,662
 Taxes, other than income taxes.................      16,154          4,608           879       21,641           --       21,641
 Merger-related and severance costs.............          --          3,054            --        3,054       (3,054)          --
                                                    --------       --------       -------      --------    --------     --------
                                                     241,342         71,546        20,679      333,567      (23,794)     309,773
Operating income................................     187,407         41,661        13,032      242,100       23,794      265,894
Other income (expense)
 Earnings from equity investments...............      42,918         16,280        (3,666)      55,532           --       55,532
 Amortization of excess cost of equity
   investments..................................      (4,254)            --            24       (4,230)      (1,110)      (5,340)
 Interest, net..................................     (52,605)       (27,119)       (2,882)     (82,606)       4,631      (77,975)
 Other, net.....................................      14,085           (248)           --       13,837           --       13,837
 Gain on sale of equity interest and special
   charges......................................      10,063             --            --       10,063           --       10,063
 Minority interest..............................      (2,891)            --        (3,383)      (6,274)        (616)      (6,890)
                                                    --------       --------       -------      --------    --------     --------
Income before income taxes and extraordinary
 charge.........................................     194,723         30,574         3,125      228,422       26,699      255,121
Income tax benefit (expense)....................      (9,826)        (5,948)           --      (15,774)       5,948       (9,826)
                                                    --------       --------       -------      --------    --------     --------
Income before extraordinary charge..............     184,897         24,626         3,125      212,648       32,647      245,295
Extraordinary charge on early extinguishment of
 debt...........................................      (2,595)            --            --       (2,595)          --       (2,595)
                                                    --------       --------       -------      --------    --------     --------
Net income......................................    $182,302       $ 24,626       $ 3,125      $210,053    $ 32,647     $242,700
                                                    ========       ========       =======      ========    ========     ========
Calculation of limited partners' interest in
 income before extraordinary item:
Income before extraordinary charge..............    $184,897                                                 60,398      245,295
Less: general partner's interest in net
 income.........................................     (56,273)                                               (22,793)     (79,066)
                                                    --------                                               --------     --------
Limited partners' net income before
 extraordinary item.............................     128,624                                                 37,605      166,229
Less: extraordinary charge on early
 extinguishment of debt.........................      (2,595)                                                    --       (2,595)
                                                    --------                                               --------     --------
Limited partners' net income....................    $126,029                                                 37,605      163,634
                                                    ========                                               ========     ========
Net income per unit before extraordinary
 charge.........................................    $   2.63                                                   0.20         2.83
                                                    ========                                                            ========
Extraordinary charge per unit...................    $  (0.06)                                                  0.01        (0.05)
                                                    ========                                                            ========
Net income per unit.............................    $   2.57                                                   0.21         2.78
                                                    ========                                                            ========
Declared distribution per unit..................    $   2.85                                                   0.20         3.05
                                                    ========                                                            ========
Number of units used in computation.............      48,974                                                  9,810       58,784
                                                    ========                                                            ========

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The historical ratios of earnings to fixed charges of Kinder Morgan Energy Partners and our consolidated subsidiaries for the periods indicated is as follows:

    YEAR ENDED DECEMBER 31,
--------------------------------
1999   1998   1997   1996   1995
----   ----   ----   ----   ----
4.39   3.67   2.67   2.15   2.05

     The pro forma ratio of earnings to fixed charges assuming we made the acquisitions detailed in the pro forma financial statements discussed earlier in this prospectus on January 1, 1999, for the period indicated is as follows:

                       PRO FORMA
                        FOR THE
                       YEAR ENDED
                      DECEMBER 31,
                          1999
                      ------------
                          4.13

In both cases, earnings represent:

- income before income taxes, extraordinary items, equity income and minority interest; plus

- fixed charges, excluding capitalized interest and distributed income of equity investees.

In both cases, fixed charges include:

- interest, including capitalized interest; plus

- amortization of debt issuance costs.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes are to be issued under an indenture dated March 22, 2000. The indenture is a contract between us and First Union National Bank, which acts as trustee. The indenture will not be qualified under the Trust Indenture Act of 1939, except upon effectiveness of a registration statement for the Exchange Offers. By its terms, however, the indenture incorporates certain provisions of the Trust Indenture Act and, upon consummation of the Exchange Offers, the indenture will be subject to and governed by the Trust Indenture Act. References to the Notes include the Exchange Notes unless the context otherwise requires. Additionally, we refer to the Original Floating Rate Notes and the Floating Rate Exchange Notes collectively as the Floating Rate Notes and the Original 8% Notes and the 8% Exchange Notes collectively as the 8% Notes. The indenture and the Notes contain the full legal text of the matters described in this section. The Indenture and the Notes are governed by New York law.

     The following description of the material provisions of the Notes and the indenture is a summary only. Because this section is a summary, it does not describe every aspect of those documents. We urge you to read the indenture because it, and not this summary, defines your rights as holders of the Notes. In the summary we have included references to selected sections of the indenture so that you can locate these provisions. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

PRINCIPAL AND MATURITY

     The Notes are unsecured obligations of Kinder Morgan Energy Partners. The Floating Rate Notes are limited to $200,000,000 aggregate principal amount and the 8% Notes are limited to $200,000,000 aggregate principal amount. The Floating Rate Notes mature on March 22 of their year of maturity. The 8% Notes mature on March 15 of their year of maturity, unless sooner redeemed. The Notes are not entitled to the benefits of a sinking fund.

     All of the Notes are held initially in the form of one or more global notes. See "-- Legal Ownership -- Global Notes" for a general description of the global notes.

FIXED RATE INTEREST

     The 8% Notes bear interest from March 22, 2000, payable semi-annually in arrears on March 15 and September 15 of each year. We refer to each of those days as a fixed rate interest payment date. Interest payments shall commence on September 15, 2000, to noteholders in whose name the 8% Notes are registered at the close of business on the 15th day preceding the respective fixed rate interest payment date.

     Interest on the 8% Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

FLOATING RATE INTEREST

     The Floating Rate Notes bear interest from March 22, 2000 at a floating rate determined in the manner provided below, payable quarterly on March 22, June 22, September 22 and December 22 of each year. We refer to each of those days as a floating rate interest payment date. Interest payments shall commence on June 22, 2000, to noteholders in whose name the Floating Rate Notes are registered at the close of business on the 15th day preceding the respective floating rate interest payment date.

     The per annum interest rate on the Floating Rate Notes, which we call the floating interest rate, in effect for each day of an interest period, as defined below, will be equal to the three-month LIBOR rate, as defined below, plus 50 basis points (0.5%). The floating interest rate for each interest period will be set on the 22nd day of the months of March, June, September and December of each year, commencing March 22, 2000. We refer to each of those days as an interest reset date. The applicable floating interest rate shall apply until the principal on the Floating Rate Notes is paid or made available for payment, with that date called the principal payment date. If any interest reset date and floating rate interest payment date would otherwise be a day that is not a LIBOR business day, as defined below, such interest reset date and floating rate interest payment date shall be the next succeeding LIBOR business day. LIBOR business day refers to any day that is not a Saturday or Sunday and that, in The City of New York or The City of London, is not a day on which banking institutions are generally authorized or obligated by law to close. Interest period refers to the period from and including an interest reset date until, but excluding, the next succeeding interest reset date. The last interest period is from and including the interest reset date immediately preceding the maturity date or the principal payment date, as the case may be, until, but not including, the maturity date or the principal payment date, as the case may be. If the principal payment date or the maturity date is not a LIBOR business day, then the principal amount of the Floating Rate Notes plus accrued and unpaid interest shall be paid on the next succeeding LIBOR business day and no interest shall accrue for the maturity date, the principal payment date or any day after.

     The three-month LIBOR rate refers to the rate determined in accordance with the following provisions:

     - On the interest determination date, which will be the second London business day preceding each interest reset date, First Union National Bank, as the calculation agent, will determine the three-month LIBOR rate which shall be the rate for deposits in the London interbank market in U.S. dollars having a three-month maturity commencing on the second London business day immediately following such interest determination date which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such interest determination date. Telerate Page 3750 refers to the display on Page 3750 of the Dow Jones Telerate Service, or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits. If the three-month LIBOR rate on such interest determination date does not appear on the Telerate Page 3750, the three-month LIBOR rate will be determined as described in the clause below. London business day means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     - With respect to an interest determination date for which the three-month LIBOR rate does not appear on the Telerate Page 3750 as specified in the clause above, the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars having a three-month maturity commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date and in a principal amount that is representative for a single transaction in that market at such time. If at least two quotations are provided, the three-month LIBOR rate on the interest determination date will be the arithmetic mean, rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards, of the quotations. If fewer than two quotations are provided, the three-month LIBOR rate determined on the interest determination date will be the arithmetic mean, rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards, of the rates quoted at approximately

       11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second London business day immediately following the interest determination date and in a principal amount that is representative for a single transaction in that market at such time by three major banks in New York City selected by the calculation agent. However, if the banks selected by the calculation agent are not quoting as mentioned in the immediately preceding sentence, the three-month LIBOR rate with respect to the interest determination date will be the three-month LIBOR rate in effect on the interest determination date.

     The amount of interest for each day that a Floating Rate Note is outstanding will be calculated by dividing the floating interest rate in effect for such day by 360 and multiplying the result by the principal amount of that Floating Rate Note. The amount of interest to be paid on such Floating Rate Note for any interest period will be calculated by adding the daily interest amounts for each day in such interest period.

     The floating interest rate will in no event be higher than the maximum rate permitted by New York law or the law of the United States.

     The floating interest rate and amount of interest to be paid on the Floating Rate Notes for each interest period will be determined by the calculation agent. All calculations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on Kinder Morgan Energy Partners and the holders of the Floating Rate Notes. So long as the three-month LIBOR rate is required to be determined with respect to the Floating Rate Notes, there will at all times be a calculation agent. In the event that the calculation agent shall be unable or unwilling to act, or that the calculation agent shall fail duly to establish the three-month LIBOR rate for any interest period, or that Kinder Morgan Energy Partners proposes to remove the calculation agent, Kinder Morgan Energy Partners shall appoint another person which is a bank, trust company, investment banking firm or other financial institution to act as the calculation agent.

RANKING

     The Notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Holders of the Notes will generally have a junior position to claims of creditors and preferred stockholders of our subsidiaries who do not become guarantors, if applicable. SFPP, L.P., the subsidiary that owns our Pacific operations, currently has debt agreements that prohibit it from becoming a guarantor of any of our debt. As a result, SFPP, L.P. will not become a guarantor, and you will be subordinated to any creditors of SFPP, L.P. On December 31, 1999, SFPP, L.P. had approximately $355 million of outstanding debt. The indenture does not limit our ability to incur additional indebtedness.

OPTIONAL REDEMPTION

     FLOATING RATE NOTES. The Floating Rate Notes will not be redeemable prior to maturity.

     FIXED RATE NOTES. The 8% Notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days notice mailed to each holder of 8% Notes to be redeemed at the holder's address appearing in the 8% Note register, at a price equal to 100% of the principal amount of the 8% Notes plus accrued interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, plus a make-whole premium, if any. In no event will the redemption price ever be less than 100% of the principal amount of the 8% Notes plus accrued interest to the redemption date.

     The amount of the make-whole premium on any 8% Note, or portion of an 8% Note, to be redeemed will be equal to the excess, if any, of:

          (1) the sum of the present values, calculated as of the redemption date, of:

               - each interest payment that, but for the redemption, would have been payable on the 8% Note, or portion of an 8% Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date; and

               - the principal amount that, but for the redemption, would have been payable at the stated maturity of the 8% Note, or portion of a 8% Note, being redeemed;

          over

          (2) the principal amount of the 8% Note, or portion of an 8% Note, being redeemed.

     The present value of interest and principal payments referred to in clause
(1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 0.25%.

     The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. It could be one of the initial purchasers. If we fail to make that appointment at least 30 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make the calculation, Goldman, Sachs & Co. will make the calculation. If Goldman Sachs is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the trustee will make the calculation.

     For purposes of determining the make-whole premium, Treasury Yield refers to a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the 8% Notes, calculated to the nearest 1/12 of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

     The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

     If less than all of the 8% Notes are to be redeemed, the trustee will select the 8% Notes to be redeemed by a method that the trustee deems fair and appropriate. The trustee may select for redemption 8% Notes and portions of 8% Notes in amounts of $1,000 or whole multiples of $1,000.

SAME DAY SETTLEMENT

     The Original Notes trade in, and the Exchange Notes will trade in, The Depository Trust Company's settlement system until maturity. As a result, The Depository Trust Company will require secondary trading activity in the Notes to be settled in immediately available funds. So long as the Notes continue to trade in The Depository Trust Company's settlement system, all payments of principal and interest on the global notes will be made by us in immediately available funds.

                              IMPORTANT COVENANTS

LIMITATIONS ON LIENS

     The indenture provides that we will not, nor will we permit any subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of capital stock of any subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any of our debt or debt of any other person, other than the Notes issued under the indenture, without making effective provision for all of the Notes outstanding under the indenture to be secured equally and ratably with, or prior to, that debt so long as that debt is so secured.

     Principal Property means, whether owned or leased on the date of the indenture or thereafter acquired:

          - any pipeline assets of ours or any subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids, coal and carbon dioxide, that are located in the United States of America or any territory or political subdivision thereof; and

          - any processing or manufacturing plant or terminal owned or leased by us or any subsidiary that is located in the United States or any territory or political subdivision thereof,

except, in the case of either of the foregoing clauses:

          (1) any of those assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or with, vehicles; and

          (2) any of those assets, plant or terminal which, in the opinion of the board of directors of Kinder Morgan G.P., Inc., our general partner, is not material in relation to our activities or with our subsidiaries, taken as a whole.

     There is excluded from this restriction:

          (1) Permitted Liens, as defined below;

          (2) any lien upon any property or assets created at the time of acquisition of that property or assets by us or any subsidiary or within one year after the time to secure all or a portion of the purchase price for that property or assets or debt incurred to finance the purchase price, whether that debt was incurred prior to, at the time of or within one year after the date of the acquisition;

          (3) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of the construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4) any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any subsidiary; provided, however, that the lien only encumbers the property or assets so acquired;

          (5) any lien upon any property or assets of an entity existing thereon at the time that entity becomes a subsidiary by acquisition, merger or otherwise; provided, however, that the lien only encumbers the property or assets of that entity at the time it becomes a subsidiary;

          (6) any lien upon any property or assets of ours or any subsidiary in existence on the date the notes are first issued or provided for pursuant to agreements existing on that date;

          (7) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable subsidiary have not exhausted our appellate rights;

          (8) any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7) above; provided, however, that any extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our subsidiaries, including any premium, incurred in connection with any extension, renewal, refinancing, refunding or replacement; or

          (9) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of ours or any subsidiary.

     Notwithstanding the foregoing, under the indenture, we may, and may permit any subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure debt of ours or any person, other than the Notes, that is not excepted by clauses (1) through (9) above, without securing the Notes issued under the indenture; provided that the aggregate principal amount of all debt then outstanding secured by the lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1006)

     Permitted Liens means:

          (1) liens upon rights-of-way for pipeline purposes;

          (2) any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4) liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith;

          (5) liens of, or to secure performance of, leases, other than capital leases;

          (6) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7) any lien upon property or assets acquired or sold by us or any subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9) any lien in favor of us or any subsidiary;

          (10) any lien in favor of the United States of America or any state of the United States, or any department, agency or instrumentality or political subdivision of the United States of America or any state of the United States, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by us or any subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to the lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing debt of ours or any subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding notes under the indenture in connection with the refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding notes under the indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any subsidiary in connection therewith;

          (13) liens in favor of any person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

     Consolidated Net Tangible Assets means, at any date of determination, the total amount of assets after deducting:

     - all current liabilities, excluding:

          - any current liabilities that by their terms are extendable or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed; and

          - current maturities of long-term debt; and

     - the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis as would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

RESTRICTION ON SALE-LEASEBACKS

     The indenture provides that we will not, and will not permit any of our subsidiaries to, engage in the sale or transfer by us or any subsidiary of any Principal Property to a person, other than us or a subsidiary, and the taking back by us or any subsidiary, as the case may be, of a lease of the Principal Property, which we call a Sale-Leaseback Transaction, unless:

          (1) the Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on the Principal Property, whichever is later;

          (2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3) we or a subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from the Sale-Leaseback Transaction without equally and ratably securing the Notes; or

          (4) we or a subsidiary, within a one-year period after the Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from the Sale-Leaseback Transaction to:

     - the prepayment, repayment, redemption, reduction or retirement of any of our debt or debt of any subsidiary that is not subordinated to the Notes; or

     - the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our subsidiaries.

     Attributable Indebtedness, when used with respect to any to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in the transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale-Leaseback Transaction, including any period for which the lease has been extended; provided that the rental payments shall include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, the amount shall be the lesser of the amount determined assuming termination upon the first date the lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no termination.

     Notwithstanding the foregoing, the indenture provides that we may, and may permit any subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph above, provided that the Attributable Indebtedness from the Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding debt, other than the Notes, secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of the Consolidated Net Tangible Assets. (Section 1007)

POTENTIAL GUARANTY OF NOTES BY SUBSIDIARIES

     We are a holding company that conducts all of our operations through our subsidiaries. Initially, none of our subsidiaries will guarantee the Notes. However, the indenture will require our subsidiaries which become guarantors or co-obligors of our Funded Debt, as defined below, to fully and unconditionally guarantee, as "guarantors," our payment obligations on the Notes. In particular, the indenture will require those subsidiaries who become guarantors or borrowers under our bank credit agreement to equally guarantee the Notes.

     In the indenture, the term subsidiary means, with respect to any person:

     - any entity of which more than 50% of the total voting power of the equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof; or

     - any partnership of which more than 50% of the partners' equity interests, considering all partners' equity interests as a single class, is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or combination thereof.

       Funded Debt means all debt:

     - maturing one year or more from the date of its creation;

     - directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to the debt, to a date one year or more from the date of its creation; or

     - under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

ADDITION AND RELEASE OF GUARANTEES

     The indenture provides that if any of our subsidiaries is a guarantor or obligor of any of our Funded Debt at any time on or subsequent to the date on which the Notes are originally issued, including, without limitation, following any release of the subsidiary from its guarantee as described below, then we will cause the Notes to be equally and ratably guaranteed by that subsidiary. Under the terms of the indenture, a guarantor may be released from its guarantee if the guarantor is not a guarantor or obligor of any of our Funded Debt, provided that no default or Event of Default under the indenture has occurred or is continuing. (Sections 1401 and 1402)

     Each of the guarantees would be an unsecured obligation of a guarantor and would rank equally with that guarantor's guarantee, if any, under our bank credit agreement and existing and future unsecured debt that is not expressly subordinated to its guarantee.

     Each guarantor would be obligated under its guarantee only up to an amount that would not constitute a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

NOTES EFFECTIVELY SUBORDINATED TO DEBT OF NON-GUARANTOR SUBSIDIARIES

     Holders of Notes will effectively have a junior position to claims of creditors and preferred stockholders of our subsidiaries who are not guarantors. SFPP, L.P., the subsidiary that owns our Pacific operations, currently has debt agreements that prohibit it from being a guarantor of any of our debt. As a result, SFPP, L.P. will not become a guarantor. As of December 31, 1999, SFPP, L.P. had approximately $355 million of outstanding debt. This debt of SFPP, L.P. and any future debt it incurs effectively will be senior to the Notes.

CONSOLIDATION, MERGER OR ASSET SALE

     The indenture generally allows us to consolidate or merge with a domestic partnership or corporation. It also allows us to sell, lease or transfer all or substantially all of our property and assets to a domestic partnership or corporation. If this happens, the remaining or acquiring partnership or corporation must assume all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the notes and performance of the covenants in the indenture.

     However, we will consolidate or merge only with or into any other partnership or corporation or sell, lease or transfer all or substantially all of our assets according to the terms and conditions of the indenture, which include the following requirements:

     - the remaining or acquiring partnership or corporation is organized under the laws of the United States, any state or the District of Columbia;

     - the remaining or acquiring partnership or corporation assumes our obligations under the indenture; and

     - immediately after giving effect to the transaction no Event of Default, as defined below, exists.

     The remaining or acquiring partnership or corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture.

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

Thereafter, the successor may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the Notes. If we lease all or substantially all of our assets, we will not be released from our obligations under the indenture. (Sections 801 and 802)

     If, at any time, any of our subsidiaries are required to guaranty the Notes, the restriction on our ability to consolidate or merge and to sell, lease or transfer all or substantially all of our property and assets also will apply to that subsidiary.

MODIFICATION OF THE INDENTURE

     Under the indenture, generally we and the trustee may modify our rights and obligations, any guarantors' rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. In addition, we and the trustee may amend the indenture without the consent of any holder of the Notes to make certain technical changes, such as:

     - correcting errors;

     - providing for a successor trustee; or

     - qualifying the indenture under the Trust Indenture Act. (Sections 901 and
       902)

EVENTS OF DEFAULT AND REMEDIES

     In the indenture, Event of Default will mean any of the following:

     - failure to pay the principal of or any premium on any Note when due;

     - failure to pay interest on any Note for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice; or

     - our bankruptcy, insolvency or reorganization. (Section 501)

     An Event of Default for either series of Notes does not necessarily constitute an Event of Default for the other series of Notes. The trustee may withhold notice to the holders of Notes of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

     If an Event of Default for either series of Notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Notes of the series may declare the entire principal of all the Notes of that series to be due and payable immediately. If this happens, subject to some conditions, the holders of a majority of the aggregate principal amount of the Notes of that series can void the declaration. (Section 502)

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of any series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Notes. (Section 512)

MINIMUM DENOMINATIONS

     The Notes will be issued in registered form in amounts of $1,000 each or multiples of $1,000.

NO PERSONAL LIABILITY OF KINDER MORGAN G.P., INC.

     Kinder Morgan G.P., Inc., our general partner, and its directors, officers, employees and shareholders will not have any liability for our obligations under the indenture or the

Notes. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

DISCHARGING OUR OBLIGATIONS

     We and the guarantors, if any, may choose either to discharge our obligations on the 8% Notes in a legal defeasance, or to release ourselves from our covenant restrictions on the 8% Notes in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the 8% Notes. If we choose this legal defeasance option, the holders of the 8% Notes will not be entitled to the benefits of the indenture except for registration of transfer and exchange of 8% Notes, replacement of lost, stolen or mutilated 8% Notes, conversion or exchange of 8% Notes and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the 8% Notes discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

THE TRUSTEE

     First Union National Bank, 1001 Fannin, Suite 2255, Houston, Texas 77002 will initially act as trustee under the indenture. First Union National Bank is an affiliate of First Union Securities, Inc., one of the initial purchasers of the Original Notes.

     The trustee may resign or be removed by us with respect to the Notes and a successor trustee may be appointed to act with respect to the Notes. The holders of a majority in aggregate principal amount of the Notes of each series may remove the trustee. (Section 610)

LIMITATIONS ON TRUSTEE IF IT IS A CREDITOR OF KINDER MORGAN ENERGY PARTNERS

     The indenture contains certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

ANNUAL TRUSTEE REPORT TO HOLDERS OF NOTES

     The trustee is required to submit an annual report to the holders of the Notes regarding, among other things, the trustee's eligibility to so serve, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the Notes.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO TRUSTEE

     The indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all applicable conditions precedent to the action. (Section 102)

                                LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

     Investors who hold Notes in accounts at banks, brokers and other financial institutions will generally not be recognized by us as legal holders of Notes. This is called holding in street name. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Notes, either because they agree to do so in their customer agreements or because they are legally required to. If you hold Notes in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle voting if required; and

     - how it would pursue rights under the Notes if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of Notes. As described above, we do not have any obligations to you if you hold Notes in street name or other indirect means because the Notes are issued in the form of global Notes as described below. For example, once we make a payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL NOTES

     A global note is a special type of indirectly held note. Because we will issue the Notes only in the form of global notes, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global notes be registered in the name of a financial institution we select and by requiring that the Notes included in the global notes not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a Note must do so indirectly by virtue of an account with a bank, broker or other financial institution that in turn has an account with the depositary.

     SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL NOTES. As an indirect holder, an investor's rights relating to the global notes will be governed by the account rules of the investor's bank, broker or other financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of Notes and instead deal only with the depositary that holds the global notes.

     If you are an investor, you should be aware that:

     - you cannot get Notes registered in your own name;

     - you cannot receive physical certificates for your interest in the Notes;

     - you will be a street name holder and must look to your own bank, broker or other financial institution for payments on the Notes and protection of your legal rights relating to the Notes; see "Street Name and Other Indirect Holders;"

     - you may not be able to sell or pledge interests in the Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

     - the depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global notes. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interest in the global notes. We and the trustee also do not supervise the depositary in any way.

     SPECIAL SITUATIONS WHEN GLOBAL NOTES WILL BE TERMINATED. In a few special situations described in the next paragraph, the global notes will terminate and interests in them will be exchanged for physical certificates representing Notes. After that exchange, the choice of whether to hold Notes directly or in street name will be up to you. You must consult your own bank, broker or other financial institution to find out how to have your interests in the Notes transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the Notes have been previously described in the subsections entitled "-- Street Name and Other Indirect Holders" and "-- Direct Holders."

     The special situations for termination of the global notes are:

     - when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

     - when we notify the trustee that we wish to terminate the global notes;
       and

     - when an event of default on the Notes has occurred and has not been cured, disregarding for this purpose any requirement of notice or that the default exist for a specified period of time.

                              ADDITIONAL MECHANICS

GLOBAL NOTES

     Each of the Original Notes offered and sold to qualified institutional buyers pursuant to Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons, which we call the Rule 144A Global Notes. The Rule 144A Global Notes were deposited on the date of initial issuance of the Original Notes with, or on behalf of, The Depository Trust Company or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between The Depository Trust Company and the trustee, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. Interests in the Rule 144A Global Notes will be available for purchase only by qualified institutional buyers.

     The Depository Trust Company has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of persons who have accounts with The Depository Trust Company, otherwise known as participants, and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of certificates. These participants include securities brokers and dealers, banks, trust companies and other clearing corporations. Indirect access to The Depository Trust Company's book-entry system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company is owned by a number of its participants, and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to The Depository Trust Company and its participants are on file with the SEC.

     Any Notes offered and sold in offshore transactions following the initial offering of the Original Notes to Non-U.S. Persons in reliance on Regulation S will be issued in the form of one or more registered notes in global form, without interest coupons, which we call the Regulation S Global Notes. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, a custodian for The Depository Trust Company in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers, or to other accounts as they may direct, at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Clearstream Banking, as applicable; provided that prior to the 41st day after the later of the commencement of the offering of the Original Notes and the date of initial issuance of the Original Notes, which we call the restricted period, beneficial interests in the Regulation S Global Notes may be held only in or through accounts maintained at The Depository Trust Company by Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Notes.

     You may hold your interests in the applicable Regulation S Global Note directly through Euroclear or Clearstream, if you are a participant in those systems, or indirectly through organizations which are participants in such systems. After the expiration of the restricted period, but not earlier, you may also hold your interests through organizations other than Euroclear or Clearstream that are participants in The Depository Trust Company system. Euroclear and Clearstream will hold the interests in the applicable Regulation S Global Notes on behalf of their participants through customers' securities accounts in their names on the books of their depositaries. These depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

EXCHANGES AMONG THE GLOBAL NOTES

     Prior to the expiration of the restricted period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note will be made only in accordance with the following procedures. The trustee must receive a written certification from the transferor of the beneficial interest in the form provided in the indenture to the effect that the transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. (Section 305)

     Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of the interest through a Regulation S Global Note, whether before or after the expiration of the restricted period, will be made only after the trustee receives a certification form from the transferor of the beneficial interest in the form provided in the indenture to the effect that the transfer is being made in accordance with Regulation S or, if available, Rule 144 under the Securities Act and that, if the transfer is being made prior to the expiration of the restricted period, the interests transferred will be held immediately thereafter through Euroclear or Clearstream. (Section 305)

FORM, EXCHANGE AND TRANSFER OF PHYSICAL NOTES

     The following discussion only applies if the global notes are terminated as described above under "-- Legal Ownership -- Global Notes -- Special Situations When Global Notes Will Be Terminated" and the Notes are issued in the form of physical certificates.

     The Notes will be issued:

     - only in registered form;

     - without interest coupons; and

     - in denominations that are even multiples of $1,000. (Section 302)

     You may have your Notes divided into more Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

     You may exchange or transfer Notes at the office of the trustee. The trustee acts as our agent for registering Notes in the names of holders and transferring Notes. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305)

     You will not be required to pay a service charge to transfer or exchange the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

     We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section
1002)

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Notes and reflects the opinion provided by Bracewell & Patterson, L.L.P., our counsel as to these matters. This discussion is for general information only and does not address all aspects of federal income taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it address the federal income tax consequences which may be relevant to certain types of investors subject to special treatment under the federal income tax laws (for example, certain financial institutions, insurance companies, tax-exempt entities, broker-dealers, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss any aspects of state, local, or foreign tax laws. This discussion is applicable only to purchasers that acquired the Notes under the offering at the initial offering price and does not address the tax consequences to subsequent purchasers of the Notes. This discussion assumes that investors will hold their Notes as "capital assets" (generally, property held for investment), within the meaning of Section 1221 of the Internal Revenue Code, and not as part of an integrated investment (for example, a hedge, straddle or conversion transaction).

     No ruling from the Internal Revenue Service (the "IRS") will be requested with respect to any of the matters discussed herein. There can be no assurance that the IRS will not take different positions concerning the matters discussed below and that such positions would not be sustained. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

     This discussion is based on the provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder, judicial authority interpreting the Internal Revenue Code, and current administrative rulings and pronouncements of the IRS now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be retroactively applied in a manner that could result in federal income tax consequences different from those discussed below and could adversely affect a holder of Notes.

EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES

     The exchange of Original Notes for Exchange Notes of the same series should not constitute a significant modification of the terms of the Original Notes, and, accordingly, will not be treated as a taxable exchange for United States federal income tax purposes. Consequently, no gain or loss will be recognized by holders of Original Notes upon receipt of the Exchange Notes of the same series. A holder will have the same adjusted basis in an Exchange Note as the holder had in the Original Note exchanged therefor. In addition, a holder's holding period for an Exchange Note will include the holding period for the Original Note exchanged therefor.

     The remaining summary of federal income considerations relates to owning and disposing of Exchange Notes, and also applies to holders of Original Notes who do not accept the Exchange Offer.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a holder of a Note that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     STATED INTEREST. Stated interest on the Notes generally will be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     AMORTIZABLE BOND PREMIUM. If a United States Holder purchases a Note for an amount that is greater than the sum of all payments payable on the Note after the purchase date, other than qualified stated interest, such United States Holder will be considered to have purchased such Note at a premium. A United States Holder may elect to amortize such bond premium over the remaining term of such Note (or if it results in a smaller amount of amortizable bond premium, until an earlier call date, and in such case by reference to the amount payable on that date).

     If bond premium is amortized, the amount of interest on the Note included in the United States Holder's income for each accrual period ending on an interest payment date or on the stated maturity of the Note, as the case may be, will be reduced by a portion of the bond premium allocable to such accrual period based on the Note's yield to maturity (or earlier call date, if reference to such call date produces a smaller amount of amortizable bond premium). If the amortizable bond premium allocable to such accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the United States Holder's prior inclusion in income of interest payments on the Note. Any excess above such prior interest inclusions is generally carried forward to the next accrual period. A United States Holder who elects to amortize bond premium must reduce such United States Holder's tax basis in the Notes as described under " -- Disposition of Notes." If such an election to amortize bond premium is not made, a United States Holder must include the full amount of each interest payment on the Note in income in accordance with its regular method of accounting and will receive a tax benefit from the bond premium only in computing such United States Holder's gain or loss upon disposition of the Note.

     An election to amortize bond premium will apply to all taxable debt obligations then held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder should consult with such United States Holder's tax advisor with respect to the general applicability of the amortizable bond premium rules of the Internal Revenue Code to such United States Holder, and whether such United States Holder should make an election under these rules.

     MARKET DISCOUNT. If a United States Holder purchases a Note for an amount that is less than its stated redemption price at maturity (i.e., the sum of all payments on the Note other than stated interest payments), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a de minimis amount as specified by the Internal Revenue Code. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Note.

     The Notes provide for optional redemption and (in the case of a Change in Control) mandatory offers to purchase, in whole or in part, prior to maturity. If the Notes were redeemed, a United States Holder generally would be required to include in gross income as ordinary income the portion of the gain recognized on the redemption attributable to accrued market discount, if any.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Notes, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (under either a ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder of Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of instruments, and with respect to the deferral of interest deductions incurred or maintained to purchase or carry such Notes, would not apply.

     DISPOSITION OF NOTES. Upon the sale, exchange, retirement, redemption or other disposition of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor (except to the extent such amount is attributable to accrued but unpaid interest, which amount will generally be taxable as ordinary income) and (2) the United States Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note will generally equal the United States Holder's purchase price for such Note, increased by any market discount previously included in income by the United States Holder and decreased by any principal payments received by the United States Holder, and any amortizable bond premium deducted over the term of the Note. Any gain or loss recognized on the sale, exchange, retirement or other disposition of a Note will generally be capital gain or loss (except to the extent of any accrued market discount). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deduction of capital losses is subject to certain limitations. A United States Holder should consult such United States Holder's tax advisor regarding the treatment of capital gains or losses.

     BACKUP WITHHOLDING. Certain non-corporate United States Holders of Notes may be subject to backup withholding at the rate of 31% with respect to interest payments on the Notes and cash payments received in certain circumstances upon the disposition of such Notes. Generally, backup withholding is applied only when the taxpayer (1) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, (2) is notified by the IRS that is has failed to report payments of interest and dividends properly, or (3) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a United States Holder's United States federal income tax liability, provided that such United States Holder furnished the required information to the IRS.

     Treasury regulations, generally effective for payments made after December 31, 2000 (the "New Withholding Regulations"), modify certain of the certification requirements for backup withholding. It is possible that Kinder Morgan Energy Partners, L.P. and other withholding agents may request a new withholding exemption from United States Holders in order to qualify for continued exemption from backup withholding under the New Withholding Regulations.

UNITED STATES FEDERAL INCOME TAXATION OF NON-UNITED STATES HOLDERS

     This section discusses certain special rules applicable to a holder of Notes that is a Non-United States Holder. For purposes of this discussion, a "Non-United States Holder" means a holder of Notes that is not (1) an individual citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     For purposes of the following summary, interest and gain on the sale, exchange or other disposition of the Notes will be considered "United States trade or business income" if such income or gain is (1) effectively connected with the conduct of a trade or business in the United States, or (2) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, to a fixed base) in the United States.

     RECEIPT OF STATED INTEREST BY NON-UNITED STATES HOLDER.

     A Non-United States Holder that is not subject to United States federal income tax as a result of any direct or indirect connection to the United States other than its ownership of the Notes will not be subject to United States federal income or withholding tax in respect of interest income on the Notes if
(1) the interest is not United States trade or business income, (2) the Non-United States Holder provides an appropriate statement on IRS Form W-8 or Form W-8BEN, together will all appropriate attachments, signed under penalties of perjury, identifying the Non-United States Holder and stating, among other things, that the Non-United States Holder is not a United States person for United States federal income tax purposes, and (3) the Non-United States Holder is not a "10-percent shareholder" or a "related controlled foreign corporation" with respect to Kinder Morgan Energy Partners, L.P. as specifically defined for United States federal income tax purposes.

     If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to eliminate withholding tax. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. For interest paid with respect to a Note after December 31, 2000, a Non-United States Holder that is treated as a partnership for United States federal income tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-United States Holder (including, in certain cases, such beneficial owner's beneficial owners). Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding these possible additional reporting requirements.

     The New Withholding Regulations revise (substantially in certain respects) the certification procedures discussed above for payments made after December 31, 2000. It is possible that Kinder Morgan Energy Partners, L.P. and other withholding agents may request new certifications or statements from Non-United States Holders in order to qualify for continued exemption from withholding under the New Withholding Regulations. Each Non-United States Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

     To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the Notes, unless an income tax treaty reduces or eliminates such tax or unless the interest is United States trade or business income with respect to such Non-United States Holder and the Non-United States Holder provides an appropriate statement to that effect. In the latter case, such Non-United States Holder generally will be subject to United States federal income tax with respect to all income from the Notes at regular rates applicable to United States taxpayers. Additionally, in such event, Non-United States Holders that are corporations could be subject to a branch profits tax on such income.

     GAIN ON DISPOSITION OF NOTES. In general, a Non-United States Holder will not be subject to United States federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of a Note unless such Non-United States Holder is an individual present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other requirements are met, or unless the gain is United States trade or business income. In the latter event, Non-United States Holders generally will be subject to United States federal income tax with respect to such gain at regular rates applicable to United States taxpayers. Additionally, in such event, Non-United States Holders that are corporations could be subject to a branch profits tax on such gain.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. Under certain circumstances, the Internal Revenue Code requires "information reporting" annually to the IRS and to each holder of Notes, and "backup withholding" at a rate of 31% with respect to certain payments made on or with respect to the Notes. Backup withholding generally does not apply with respect to certain holders of Notes, including corporations.

     A Non-United States Holder that provides an IRS Form W-8 or Form W-8BEN, together will all appropriate attachments, signed under penalties of perjury, identifying the Non-United States Holder and stating that the Non-United States Holder is not a United States person for United States federal income tax purposes, will not be subject to IRS reporting requirements and United States backup withholding. With respect to interest paid after December 31, 2000, IRS Forms W-8BEN will generally be required from the beneficial owners of interests in a Non-United States Holder that is treated as a partnership for United States federal income tax purposes.

     The payment of proceeds on the disposition of a Note to or through the United States office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the Non-United States Holder either certifies its status as a Non-United States Holder under penalties of perjury on IRS Form W-8 or Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a Note by a Non-United States Holder to or through a non-United States office of a non-United States broker will not be subject to backup withholding or information reporting unless the non-United States broker is a "United States related person" (as defined below). The payment of proceeds on the disposition of a Note by a Non-United States Holder to or through a non-United States office of a United States broker or a United States related person generally will not be subject to backup withholding but will be subject to information reporting unless the Non-United States Holder certifies its status as a Non-United States Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-United States Holder's foreign status and the broker has no actual knowledge to the contrary.

     For this purpose, a "United States related person" is (1) a "controlled foreign corporation" as specifically defined for United States federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business, or (3) for payments made after December 31, 2000, a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a United States trade or business.

     Backup withholding is not an additional tax and may be refunded (or credited against the Non-United States Holder's United States federal income tax liability, if any), provided that certain required information is furnished.

The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

     The New Withholding Regulations revise (substantially in certain respects) the procedures that withholding agents and payees must follow to comply with, or the establish an exemption from, these information reporting and backup withholding provisions for payments made after December 31, 2000. It is possible that Kinder Morgan Energy Partners, L.P. and other withholding agents may request a new withholding exemption from Non-United States Holders in order to qualify for continued exemption from backup withholding under the New Withholding Regulations. Each Non-United States Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

                         VALIDITY OF THE EXCHANGE NOTES

     The validity of the Exchange Notes being offered hereby will be passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

     The historical financial statements incorporated by reference in this registration statement have been audited by various independent accountants. The organizations and periods covered by these audits are indicated in the individual accountants' independent auditors' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the following documents:

     - Our annual report on Form 10-K for the year ended December 31, 1999;

     - Our current report on Form 8-K filed on March 31, 2000;

     - Our current report on Form 8-K/A filed on March 28, 2000;

     - All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the Exchange Offers.

     You may read and copy any document we file at the SEC's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549

     - Seven World Trade Center
       New York, New York 10048

     - Northwest Atrium Center
       500 West Madison Street
       Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our SEC filings are also available to the public on the SEC's Web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our limited partner interests are listed.

     You may request a copy of any document incorporated by reference in this prospectus (in most cases, without exhibits), without charge, by request directed to us at the following address and telephone number:

       Kinder Morgan Energy Partners, L.P.
        Investor Relations Department
        1301 McKinney, Suite 3400
        Houston, Texas 77010
        (713) 844-9500

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results of our operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements, include:

     - price trends and overall demand for natural gas liquids, refined petroleum products, carbon dioxide, natural gas, coal and other bulk materials in the United States. Economic activity, weather, alternative energy sources, conservation and technological advances may affect price trends and demand;

     - changes in our tariff rates implemented by the Federal Energy Regulatory Commission or the California Public Utilities Commission;

     - our ability to integrate any acquired operations into our existing operations;

     - any difficulties or delays experienced by railroads in delivering products to the bulk terminals;

     - our ability to successfully identify and close strategic acquisitions and make cost saving changes in operations;

     - shut-downs or cutbacks at major refineries, petrochemical plants, utilities, military bases or other businesses that use our services;

     - the condition of the capital markets and equity markets in the United States; and

     - the political and economic stability of the oil producing nations of the world.

You should not put undue reliance on any forward-looking statements.

     See Items 1 and 2 "Business and Properties - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, for a more detailed description of these and other factors that may affect the forward-looking statements. When considering forward-looking statements, one should keep in mind the risk factors described under "Risk Factors" in this prospectus. We disclaim any obligation to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

     In addition, our classification as a partnership for federal income tax purposes means that we do not generally pay federal income taxes on our net income. We do, however, pay taxes on the net income of subsidiaries that are corporations. We are relying on a legal opinion from our counsel, and not a ruling from the Internal Revenue Service, as to our proper classification for federal income tax purposes. See Items 1 and 2 "Business and Properties - Tax Treatment of Publicly Traded Partnerships Under the Internal Revenue Code" of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                                                                         ANNEX A

                      KINDER MORGAN ENERGY PARTNERS, L.P.
                             LETTER OF TRANSMITTAL
                            FOR FLOATING RATE NOTES

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                      FLOATING RATE SENIOR NOTES DUE 2002

                                       OF

                      KINDER MORGAN ENERGY PARTNERS, L.P.
              PURSUANT TO THE PROSPECTUS DATED             , 2000

 THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2000
   UNLESS EXTENDED BY THE PARTNERSHIP IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                           FIRST UNION NATIONAL BANK

                   By Mail:                         By Facsimile:                           By Hand:
          First Union National Bank                 (704) 590-7628                 First Union National Bank
   First Union Customer Information Center                                  First Union Customer Information Center
     Corporate Trust Operations -- NC1153       Confirm by Telephone:         Corporate Trust Operations -- NC1153
    1525 West W.T. Harris Boulevard -- 3C3          (704) 590-7408           1525 West W.T. Harris Boulevard -- 3C3
             Charlotte, NC 28288                                                    Charlotte, NC 28262-1153
            Attention: Mike Klotz                                                    Attention: Mike Klotz

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of Floating Rate Senior Notes due 2002 (the "Original Notes") of Kinder Morgan Energy Partners, L.P. (the "Partnership") to receive Floating Rate Exchange Notes (the "Exchange Notes") if: (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the Prospectus dated
          , 2000 (the "Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible.

DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

--------------------------------------------------------------------------------

                            TENDER OF ORIGINAL NOTES

--------------------------------------------------------------------------------

[ ]  CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution:
                                    -----------------------------------------
     Account Number:
                     --------------------------------------------------------
     Transaction Code Number:
                              -----------------------------------------------

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s):
                                      ---------------------------------------
     Window Ticker Number (if any):
                                    -----------------------------------------
     Date of Execution of Notice of Guaranteed Delivery:
                                                         --------------------
     Name of Eligible Institution that Guaranteed Delivery:
                                                            -----------------

--------------------------------------------------------------------------------

     List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered hereby. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

-----------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
             NAME(S) AND ADDRESS(ES)
             OF REGISTERED HOLDER(S)                                                 AGGREGATE PRINCIPAL
          (PLEASE FILL IN IF BLANK) SEE                       CERTIFICATE                  AMOUNT          PRINCIPAL AMOUNT
                  INSTRUCTION 3.                              NUMBER(S)*                REPRESENTED**         TENDERED**
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                            TOTAL PRINCIPAL
                                                       AMOUNT OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
  *  Need not be completed by Holders tendering by book-entry transfer.
  ** Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.
-----------------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Kinder Morgan Energy Partners (the "Partnership"), upon the terms and subject to the conditions set forth in its
Prospectus dated           , 2000 (the "Prospectus"), receipt of which is hereby
acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Partnership, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Partnership) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Partnership, (ii) present such Original Notes for transfer of ownership on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Partnership, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offers -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Original Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Partnership makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Partnership will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Partnership's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Partnership in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Partnership has, or has caused to be, waived such defect) will be deemed to have been accepted by the Partnership if, as and when the Partnership gives oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for purchase by the Partnership, the Partnership will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Partnership, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Partnership. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Partnership, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Partnership has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Partnership does not accept for exchange any of the principal amount of such Original Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    IS AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE PARTNERSHIP OR AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR
    WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE PARTNERSHIP WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Address
          ----------------------------------------------------------------------
                                 (PLEASE PRINT)

          ----------------------------------------------------------------------
                                   (ZIP CODE)

          ----------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
            [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                    (PLEASE PRINT)

   Address
           ---------------------------------------------------------------------
                                 (PLEASE PRINT)

          ----------------------------------------------------------------------
                                   (ZIP CODE)

          ----------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                PLEASE SIGN HERE
          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Signature(s) of Registered Holder(s) or Authorized Signatory
                       (See guarantee requirement below)

Dated: -------------------------------------------------------------------------

Name(s): -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                   -------------------------------------------------------------

Address:------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number: ------------------------------------------------

Tax Identification or Social Security Number:
                                        ----------------------------------------
                  (Complete Accompanying Substitute Form W-9)

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Authorized Signature------------------------------------------------------------

Name of Firm -------------------------------------------------------------------

                               [PLACE SEAL HERE]

--------------------------------------------------------------------------------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered
(i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Original Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Partnership, or an Agent's Message with respect to guaranteed delivery that is accepted by the Partnership, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Partnership of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Partnership will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Partnership or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Partnership, in whole or in part, at any time and from time to time in the Partnership's sole discretion, in the case of any Original Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 31% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Partnership has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Form W-8 (a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or
(ii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9", for additional guidance on which number to report.

-------------------------------------------------------------------------------------------------------------------------------
                                      PAYER'S NAME:
-------------------------------------------------------------------------------------------------------------------------------
            SUBSTITUTE                PART 1 -- PLEASE PROVIDE YOUR TIN IN THE      Social Security Number(s)
             FORM W-9                 BOX AT THE RIGHT AND CERTIFY BY SIGNING       or
                                      AND DATING BELOW.                             Employer Identification Number(s)
                                                                                    ------------------------------
                                      -----------------------------------------------------------------------------------------

    DEPARTMENT OF THE TREASURY        PART 2 -- Certifications -- Under penalties of perjury, I certify that:
     INTERNAL REVENUE SERVICE         (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and
       PAYER'S REQUEST FOR            (2) I am not subject to backup withholding because: (a) I am exempt from backup
     TAXPAYER IDENTIFICATION              withholding, or (b) I have not been notified by the Internal Revenue Service
          NUMBER ("TIN")                  ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
                                          CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
                                      -----------------------------------------------------------------------------------------
                                      Signature -----------------------------       PART 3 --
                                                                                    Awaiting TIN [ ]
                                      Date -----------------------------------
-------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
        PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                         Date
-------------------------------------------------      -------------------------

                                                                         ANNEX B

                      KINDER MORGAN ENERGY PARTNERS, L.P.
                             LETTER OF TRANSMITTAL
                                  FOR 8% NOTES

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                            8% SENIOR NOTES DUE 2005

                                       OF

                      KINDER MORGAN ENERGY PARTNERS, L.P.
              PURSUANT TO THE PROSPECTUS DATED             , 2000

 THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2000
   UNLESS EXTENDED BY THE PARTNERSHIP IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                           FIRST UNION NATIONAL BANK

               By Mail:                            By Facsimile:                             By Hand:
      First Union National Bank                    (704) 590-7628             First Union National Bank First Union
   First Union Customer Information                                                Customer Information Center
                Center                         Confirm by Telephone:           Corporate Trust Operations -- NC1153
 Corporate Trust Operations -- NC1153              (704) 590-7408             1525 West W.T. Harris Boulevard -- 3C3
1525 West W.T. Harris Boulevard -- 3C3                                               Charlotte, NC 28262-1153
         Charlotte, NC 28288                                                          Attention: Mike Klotz
        Attention: Mike Klotz

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 8% Senior Notes due 2005 (the "Original Notes") of Kinder Morgan Energy Partners, L.P. (the "Partnership") to receive 8% Exchange Notes (the "Exchange Notes") if:
(i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Book-Entry
Delivery Procedures" in the Prospectus dated           , 2000 (the
"Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange
Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

--------------------------------------------------------------------------------

                            TENDER OF ORIGINAL NOTES

--------------------------------------------------------------------------------

[ ]  CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution:
                                    -----------------------------------------
     Account Number:
                     --------------------------------------------------------
     Transaction Code Number:
                              -----------------------------------------------

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s):
                                     ----------------------------------------
     Window Ticker Number (if any):
                                   ------------------------------------------
     Date of Execution of Notice of Guaranteed Delivery:
                                                        ---------------------
     Name of Eligible Institution that Guaranteed Delivery:
                                                           ------------------

--------------------------------------------------------------------------------

     List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered hereby. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

-----------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
             NAME(S) AND ADDRESS(ES)
             OF REGISTERED HOLDER(S)                                                 AGGREGATE PRINCIPAL
          (PLEASE FILL IN IF BLANK) SEE                       CERTIFICATE                  AMOUNT          PRINCIPAL AMOUNT
                  INSTRUCTION 3.                              NUMBER(S)*                REPRESENTED**         TENDERED**
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                            TOTAL PRINCIPAL
                                                       AMOUNT OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
  *  Need not be completed by Holders tendering by book-entry transfer.
  ** Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.
-----------------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Kinder Morgan Energy Partners (the "Partnership"), upon the terms and subject to the conditions set forth in its
Prospectus dated           , 2000 (the "Prospectus"), receipt of which is hereby
acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Partnership, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Partnership) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Partnership, (ii) present such Original Notes for transfer of ownership on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Partnership, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offers -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Original Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Partnership makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Partnership will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Partnership's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Partnership in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Partnership has, or has caused to be, waived such defect) will be deemed to have been accepted by the Partnership if, as and when the Partnership gives oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for purchase by the Partnership, the Partnership will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Partnership, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Partnership. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Partnership, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Partnership has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Partnership does not accept for exchange any of the principal amount of such Original Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    IS AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE PARTNERSHIP OR AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR
    WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE PARTNERSHIP WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Address
          ----------------------------------------------------------------------
                                 (PLEASE PRINT)

          ----------------------------------------------------------------------
                                   (ZIP CODE)

          ----------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                    (PLEASE PRINT)

   Address
          ----------------------------------------------------------------------
                                 (PLEASE PRINT)

          ----------------------------------------------------------------------
                                   (ZIP CODE)

          ----------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                PLEASE SIGN HERE
          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Signature(s) of Registered Holder(s) or Authorized Signatory
                       (See guarantee requirement below)

Dated:
       -------------------------------------------------------------------------

Name(s):
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                      ----------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number:
                                ------------------------------------------------

Tax Identification or Social Security Number:
                                             -----------------------------------
                  (Complete Accompanying Substitute Form W-9)

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Authorized Signature
                    ------------------------------------------------------------

Name of Firm
             -------------------------------------------------------------------

                               [PLACE SEAL HERE]

--------------------------------------------------------------------------------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered
(i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Original Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Partnership, or an Agent's Message with respect to guaranteed delivery that is accepted by the Partnership, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN

RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Partnership of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Partnership will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Partnership or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Partnership, in whole or in part, at any time and from time to time in the Partnership's sole discretion, in the case of any Original Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 31% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Partnership has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Form W-8 (a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed

"Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or
(ii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9", for additional guidance on which number to report.

-------------------------------------------------------------------------------------------------------------------------------
                                      PAYER'S NAME:
-------------------------------------------------------------------------------------------------------------------------------
            SUBSTITUTE                PART 1 -- PLEASE PROVIDE YOUR TIN IN THE      Social Security Number(s)
             FORM W-9                 BOX AT THE RIGHT AND CERTIFY BY SIGNING       or
                                      AND DATING BELOW.                             Employer Identification Number(s)
                                                                                    ------------------------------
                                      -----------------------------------------------------------------------------------------

    DEPARTMENT OF THE TREASURY        PART 2 -- Certifications -- Under penalties of perjury, I certify that:
     INTERNAL REVENUE SERVICE         (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and
       PAYER'S REQUEST FOR            (2) I am not subject to backup withholding because: (a) I am exempt from backup
     TAXPAYER IDENTIFICATION              withholding, or (b) I have not been notified by the Internal Revenue Service
          NUMBER ("TIN")                  ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
                                          CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
                                      -----------------------------------------------------------------------------------------
                                      Signature -----------------------------       PART 3 --
                                                                                    Awaiting TIN [ ]
                                      Date -----------------------------------
-------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
        PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                           Date
          -----------------------------------------      -----------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Partnership Agreement for Kinder Morgan Energy Partners, L.P. ("Kinder Morgan Energy Partners") provides that Kinder Morgan Energy Partners will indemnify any person who is or was an officer or director of Kinder Morgan G.P., Inc. (the "KM General Partner") or any departing partner, to the fullest extent permitted by law. In addition, Kinder Morgan Energy Partners may indemnify, to the extent deemed advisable by the KM General Partner and to the fullest extent permitted by law, any person who is or was serving at the request of the KM General Partner or any affiliate of the KM General Partner or any departing partner as an officer or director of the KM General Partner, a departing partner or any of their Affiliates (as defined in Kinder Morgan Energy Partners Partnership Agreement) ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgement, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an officer or director or a person serving at the request of Kinder Morgan Energy Partners in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in or not opposed to the best interests of Kinder Morgan Energy Partners and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of Kinder Morgan Energy Partners and the KM General Partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to Kinder Morgan Energy Partners to enable it to effectuate such indemnification. Kinder Morgan Energy Partners is authorized to purchase (or to reimburse the KM General Partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such person to indemnify such person against such liabilities under the provisions described above.

     Article XII(c) of the Certificate of Incorporation of the KM General Partner (the "Corporation" therein), contains the following provisions relating to indemnification of directors and officers:

          "(c) Each director and each officer of the corporation (and such holder's heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be made a party, by reason of such holder being or having been a director or officer of the corporation (whether or not he continues to be a director or officer of the corporation at the time of incurring such expenses), except in cases where the claim made against him shall be admitted by him to be just, and except in cases where such action, suit or proceeding shall be settled prior to adjudication by payment of all or a substantial portion of the amount claimed, and except in cases in which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of such holder's duty as such director or officer. Such right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law."

     Richard D. Kinder, the Chairman of the Board of Directors and Chief Executive Officer of the KM General Partner, and William V. Morgan, a Director and Vice Chairman of the KM General Partner, are also officers and directors of Kinder Morgan, Inc. and are entitled to similar indemnification from Kinder Morgan, Inc. pursuant to Kinder Morgan, Inc.'s certificate of incorporation and bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

        EXHIBIT
         NUMBER          DESCRIPTION OF EXHIBIT
        -------          ----------------------
           4.1*          -- Indenture dated March 22, 2000 between Kinder Morgan
                            Energy Partners and First Union National Bank, as
                            Trustee.
           4.2*          -- Form of Floating Rate Note and Form of 8% Note (contained in the Indenture filed as Exhibit 4.1).
           4.3*          -- Registration Rights Agreement dated March 22, 2000 among
                            Kinder Morgan Energy Partners, Goldman, Sachs & Co.,
                            Merrill Lynch & Co., Banc of America Securities LLC and
                            First Union Securities, Inc.
           5*            -- Opinion of Bracewell & Patterson, L.L.P. as to the
                            legality of the notes being offered.
           8*            -- Opinion of Bracewell & Patterson, L.L.P. as to certain
                            federal income tax matters.
          12*            -- Calculation of Earnings to Fixed Charges.
          23.1*          -- Consent of Bracewell & Patterson, L.L.P. (included in
                            their opinions filed as Exhibit 5 and Exhibit 8 hereto).
          23.2*          -- Consent of PricewaterhouseCoopers LLP.
          23.3*          -- Consent of Arthur Andersen LLP.
          24*            -- Powers of attorney.
          25*            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of 1939 of First Union Bank.
          27             -- Financial Data Schedule (filed as an exhibit to Kinder
                            Morgan Energy Partner's Annual Report on Form 10-K for
                            the year ended December 31, 1999 and incorporated herein
                            by reference).

---------------

* Filed herewith.

     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     The following reports, opinions, and appraisals are included herein.

          None

ITEM 22. UNDERTAKINGS.

     (a) Regulation S-K, Item 512 Undertakings

          (1) The undersigned registrant hereby undertakes:

             (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Registration on Form S-4 of Securities Offered for Resale.

             (i) The undersigned hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

             (ii) The registrant undertakes that every prospectus (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of new securities at the time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 18, 2000.

                                            KINDER MORGAN ENERGY PARTNERS, L.P.
                                            (A Delaware Limited Partnership)
                                            By: KINDER MORGAN G.P., INC.,
                                                as General Partner

                                            By:   /s/ JOSEPH LISTENGART
                                              ----------------------------------
                                                      Joseph Listengart
                                               Vice President, General Counsel
                                                         and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the indicated capacities on April 18, 2000.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                /s/ RICHARD D. KINDER                    Director, Chairman of the Board and Chief
-----------------------------------------------------      Executive Officer of Kinder Morgan G.P.,
                  Richard D. Kinder                        Inc. (Principal Executive Officer)

               /s/ WILLIAM V. MORGAN*                    Director, Vice Chairman of the Board and
-----------------------------------------------------      President of Kinder Morgan G.P., Inc.
                  William V. Morgan

               /s/ GARY L. HULTQUIST*                    Director of Kinder Morgan G.P., Inc.
-----------------------------------------------------
                  Gary L. Hultquist

               /s/ EDWARD O. GAYLORD*                    Director of Kinder Morgan G.P., Inc.
-----------------------------------------------------
                  Edward O. Gaylord

                 /s/ C. PARK SHAPER                      Vice President, Treasurer and Chief
-----------------------------------------------------      Financial Officer of Kinder Morgan G.P.,
                   C. Park Shaper                          Inc. (Principal Financial Officer and
                                                           Principal Accounting Officer)

*By:    /s/ JOSEPH LISTENGART
     -------------------------------
            Joseph Listengart
            (Attorney-in-fact
         for persons indicated)

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER          DESCRIPTION OF EXHIBIT
        -------          ----------------------
           4.1*          -- Indenture dated March 22, 2000 between Kinder Morgan
                            Energy Partners and First Union National Bank, as
                            Trustee.
           4.2*          -- Form of Floating Rate Note and Form of 8% Note (contained in the Indenture filed as Exhibit 4.1).
           4.3*          -- Registration Rights Agreement dated March 22, 2000 among
                            Kinder Morgan Energy Partners, Goldman, Sachs & Co.,
                            Merrill Lynch & Co., Banc of America Securities LLC and
                            First Union Securities, Inc.
           5*            -- Opinion of Bracewell & Patterson, L.L.P. as to the
                            legality of the notes being offered.
           8*            -- Opinion of Bracewell & Patterson, L.L.P. as to certain
                            federal income tax matters.
          12*            -- Calculation of Earnings to Fixed Charges.
          23.1*          -- Consent of Bracewell & Patterson, L.L.P. (included in
                            their opinions filed as Exhibit 5 and Exhibit 8 hereto).
          23.2*          -- Consent of PricewaterhouseCoopers LLP.
          23.3*          -- Consent of Arthur Andersen LLP.
          24*            -- Powers of attorney.
          25*            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of 1939 of First Union Bank.
          27             -- Financial Data Schedule (filed as an exhibit to the
                            Kinder Morgan Energy Partners' Annual Report on Form 10-K
                            for the year ended December 31, 1999 and incorporated
                            herein by reference).

---------------

* Filed herewith.